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Exhibit 99.4

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
PRIMEDIA Inc.
New York, New York:

        We have audited the accompanying consolidated balance sheets of PRIMEDIA Inc. and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related statements of consolidated operations, shareholders' deficiency, and consolidated cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001, Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002, the recognition provisions of Statement of Financial Accounting Standards No., 123 "Accounting for Stock-Based Compensation," as amended, effective January 1, 2003, and Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective July 1, 2003.

DELOITTE & TOUCHE LLP
 New York, New York
February 27, 2004
(September 13, 2004 as to Notes 4 and 28)

PRIMEDIA INC. AND SUBSIDIARIES

Statements of Consolidated Operations

(dollars in thousands, except per share amounts)

	Years Ended December 31,
	2003	2002	2001
Revenues, net:
Advertising	$830,553	$861,244	$860,856
Circulation	317,643	341,273	295,872
Other	183,335	195,123	203,882

Total revenues, net	1,331,531	1,397,640	1,360,610
Operating costs and expenses:
Cost of goods sold	297,594	310,175	322,039
Marketing and selling	269,781	296,234	346,519
Distribution, circulation and fulfillment	225,987	232,820	209,944
Editorial	103,090	114,245	119,672
Other general expenses	167,005	169,881	180,688
Corporate administrative expenses (excluding $11,184, $10,502, and $56,679 of non-cash compensation and non-recurring charges in 2003, 2002, and 2001, respectively)	25,796	30,897	32,097
Depreciation of property and equipment (including $9,739 of provision for impairment in 2002)	54,874	68,014	74,980
Amortization of intangible assets, goodwill and other (including $35,253, $143,099 and $427,016 of provision for impairment in 2003, 2002 and 2001, respectively)	75,765	204,153	676,628
Severance related to separated senior executives	9,372	—	—
Non-cash compensation and non-recurring charges	11,184	10,502	56,679
Provision for severance, closures and restructuring related costs	8,836	49,669	41,477
Loss (gain) on sale of businesses and other, net	591	7,247	(57,233)

Operating income (loss)	81,656	(96,197)	(642,880)
Other income (expense):
Provision for impairment of investments	(8,975)	(19,045)	(106,200)
Interest expense	(124,104)	(139,857)	(145,566)
Interest on shares subject to mandatory redemption	(21,889)	—	—
Amortization of deferred financing costs	(3,462)	(3,469)	(10,947)
Other, net	(3,022)	5,012	(35,160)

Loss from continuing operations before income tax expense	(79,796)	(253,556)	(940,753)
Income tax expense	(12,220)	(46,356)	(135,000)

Loss from continuing operations	(92,016)	(299,912)	(1,075,753)
Discontinued operations (including gain on sale of businesses, net of tax, of $125,241 and $111,449 in 2003 and 2002, respectively)	130,888	88,997	(35,888)
Cumulative effect of a change in accounting principle (from the adoption of Statement of Financial Accounting Standards No. 142)	—	(388,508)	—

Net income (loss)	38,872	(599,423)	(1,111,641)
Preferred stock dividends and related accretion, net (including $944 and $32,788 gain on exchange of exchangeable preferred stock in 2003 and 2002, respectively)	(41,853)	(47,656)	(62,236)

Loss applicable to common shareholders	$(2,981)	$(647,079)	$(1,173,877)

Per common share:
Loss from continuing operations	$(0.52)	$(1.37)	$(5.25)
Discontinued operations	0.51	0.35	(0.17)
Cumulative effect of a change in accounting principle	—	(1.53)	—

Basic and diluted loss applicable to common shareholders	$(0.01)	$(2.55)	$(5.42)

Basic and diluted common shares outstanding	259,230,001	253,710,417	216,531,500

See notes to consolidated financial statements.

PRIMEDIA INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$8,685	$18,553
Accounts receivable, net	194,080	219,177
Inventories	17,500	24,321
Prepaid expenses and other	36,059	42,620
Assets held for sale	31,879	—

Total current assets	288,203	304,671
Property and equipment, net	110,859	127,950
Other intangible assets, net	268,407	351,021
Goodwill	910,534	972,539
Other non-current assets	58,118	79,439

	$1,636,121	$1,835,620

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable	$78,794	$109,911
Accrued expenses and other	218,612	250,258
Deferred revenues	157,853	185,121
Current maturities of long-term debt	22,195	7,661
Liabilities of businesses held for sale	16,049	—

Total current liabilities	493,503	552,951
Long-term debt	1,562,441	1,727,677
Shares subject to mandatory redemption	474,559	—
Deferred revenues	33,604	41,466
Deferred income taxes	61,364	49,500
Other non-current liabilities	23,905	23,359

Total Liabilities	2,649,376	2,394,953

Commitments and contingencies (Note 23)
Exchangeable preferred stock (aggregate liquidation and redemption value of $493,409 at December 31, 2002)	—	484,465
Shareholders' deficiency:
Series J convertible preferred stock ($.01 par value, 1,319,093 shares and 1,166,324 shares issued and outstanding, aggregate liquidation and redemption values of $164,887 and $145,791 at December 31, 2003 and 2002, respectively)	164,533	145,351
Common stock ($.01 par value, 350,000,000 shares authorized at December 31, 2003 and 2002 and 268,333,049 and 267,505,223 shares issued at December 31, 2003 and 2002, respectively)	2,683	2,675
Additional paid-in capital (including warrants of $31,690 at December 31, 2003 and 2002)	2,345,152	2,336,091
Accumulated deficit	(3,447,710)	(3,445,083)
Accumulated other comprehensive loss	(176)	(247)
Unearned compensation	(175)	(4,730)
Common stock in treasury, at cost (8,610,491 shares and 8,639,775 shares at December 31, 2003 and 2002, respectively)	(77,562)	(77,855)

Total shareholders' deficiency	(1,013,255)	(1,043,798)

	$1,636,121	$1,835,620

See notes to consolidated financial statements.

PRIMEDIA INC. AND SUBSIDIARIES

Statements of Consolidated Cash Flows

(dollars in thousands)

	Years Ended December 31,
	2003	2002	2001
Operating activities:
Net income (loss)	$38,872	$(599,423)	$(1,111,641)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	141,258	302,070	806,968
Gain on sale of businesses and other, net	(124,649)	(104,202)	(57,233)
Non-cash revenue related to assets-for-equity transactions	(284)	(7,570)	(53,750)
Equity in losses of equity method investments	4,256	6,146	39,761
Accretion of discount on acquisition obligation and other	3,392	2,591	1,657
Non-cash compensation and non-recurring charges	11,184	18,581	29,628
Cumulative effect of a change in accounting principle	—	388,508	—
Provision for the impairment of investments	8,975	19,231	106,512
Deferred income taxes	11,864	49,500	135,000
Other, net	151	(9,039)	6,866
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable, net	1,436	43,162	50,876
Inventories	5,332	8,826	9,803
Prepaid expenses and other	15,580	11,510	(6,062)
Decrease in:
Accounts payable	(24,885)	(33,830)	(24,115)
Accrued expenses and other	(11,664)	(19,093)	(21,113)
Deferred revenues	(13,083)	(16,647)	(12,842)
Other non-current liabilities	(4,549)	(10,040)	(1,663)

Net cash provided by (used in) operating activities	63,186	50,281	(101,348)

Investing activities:
Additions to property, equipment and other, net	(39,497)	(39,163)	(60,740)
Proceeds from sale of businesses and other	213,677	241,864	90,413
Payments for businesses acquired, net of cash acquired	(22,786)	(3,969)	(425,848)
Payments for other investments, net	(1,840)	(3,949)	(10,882)

Net cash provided by (used in) investing activities	149,554	194,783	(407,057)

Financing activities:
Borrowings under credit agreements	433,400	501,765	1,474,600
Repayments of borrowings under credit agreements	(514,225)	(644,909)	(1,620,725)
Payments for repurchases of senior notes	(375,675)	(64,437)	—
Proceeds from issuance of Senior Notes, net	300,000	—	492,685
Payments of acquisition obligation	—	—	(8,833)
Proceeds from issuances of common stock and Series K Convertible Preferred Stock, net	1,182	1,435	130,299
Proceeds from issuance of Series J Convertible Preferred Stock and related warrants	—	—	124,649
Purchases of common stock for the treasury	(21,822)	—	—
Dividends paid to preferred stock shareholders	(33,928)	(49,806)	(53,060)
Deferred financing costs paid	(6,287)	(108)	(17,888)
Other	(5,253)	(4,039)	(3,424)

Net cash provided by (used in) financing activities	(222,608)	(260,099)	518,303

Increase (decrease) in cash and cash equivalents	(9,868)	(15,035)	9,898
Cash and cash equivalents, beginning of year	18,553	33,588	23,690

Cash and cash equivalents, end of year	$8,685	$18,553	$33,588

	Years Ended December 31,
	2003	2002	2001
Supplemental information:
Cash interest paid	$124,218	$141,696	$128,639

Cash interest paid on shares subject to mandatory redemption	$10,945	$—	$—

Taxes (paid) refunds received, net	$(328)	$3,311	$111

Businesses acquired:
Fair value of assets acquired	$13,906	$—	$1,396,655
Less: Liabilities assumed (paid)	(8,880)	(3,969)	160,768
Less: Stock and stock option consideration for About.com, Inc. acquisition	—	—	700,549
Less: Cash acquired in connection with the About.com, Inc. acquisition	—	—	109,490

Payments for businesses acquired, net of cash acquired	$22,786	$3,969	$425,848

Non-cash activities:
Assets acquired under capital lease obligations	$9,608	$349	$730

Exchange of the Company's common shares of Internet Gift Registries	$—	$—	$6,457

Conversion of the Company's investment in About common shares held prior to the merger date into the Company's treasury stock	$—	$—	$74,865

Compensatory common shares and stock option issued in connection with the About merger	$—	$—	$58,826

Issuance of warrants in connection with Emap acquisition and related financing	$—	$5,891	$16,120

Issuance of options to a related party in connection with services received	$—	$990	$—

Compensation expense in connection with SFAS 123 adoption	$5,980	$—	$—

Accretion in carrying value of exchangeable and convertible preferred stock	$780	$7,865	$4,772

Payments of dividends-in-kind on Series J Convertible Preferred Stock	$19,096	$16,884	$3,906

Carrying value of exchangeable preferred stock converted to common stock	$18,566	$79,905	$—

Fair value of common stock issued in connection with conversion of exchangeable preferred stock	$17,578	$47,117	$—

Asset-for-equity investments	$—	$2,690	$29,639

Repurchase of common stock for the treasury (settled in 2003)	$—	$4,244	$—

See notes to consolidated financial statements.

(This page has been left blank intentionally.)

PRIMEDIA INC. AND SUBSIDIARIES

Statements of Shareholders' Deficiency

Years Ended December 31, 2003, 2002 and 2001

(dollars in thousands, except per share amounts)

Balance at January 1, 2001
Comprehensive loss:
Net loss
Other comprehensive loss:
Cumulative effect of SFAS 133 adoption
Change in fair value of derivative instruments
Unrealized loss on available-for-sale securities
Foreign currency translation adjustments

Comprehensive loss

Issuances of common stock and replacement options in connection with About merger
Issuances of restricted stock and options to About executives
Forfeiture of common stock and options related to About executive separation
Net compensation expense recognized in connection with About merger
Issuances of common stock, net of issuance costs
Issuance of warrants in connection with EMAP acquisition
Issuance of Series J Convertible Preferred Stock and related warrants in connection with EMAP acquisition, net
Issuance of Common Stock in connection with EMAP acquisition
$10.00 Series D Exchangeable Preferred Stock—cash dividends
$9.20 Series F Exchangeable Preferred Stock—cash dividends
$8.625 Series H Exchangeable Preferred Stock—cash dividends
Series J Convertible Preferred Stock—Dividends in kind (31,248 shares)
Other

Balance at December 31, 2001
Comprehensive loss:
Net loss
Other comprehensive loss:
Change in fair value of derivative instruments
Foreign currency translation adjustments

Comprehensive loss

Net compensation expense recognized in connection with About merger
Issuance of warrants in connection with EMAP acquisition
Issuances of common stock, net of issuance costs
Purchases of common stock
$10.00 Series D Exchangeable Preferred Stock—cash dividends
$9.20 Series F Exchangeable Preferred Stock—cash dividends
$8.625 Series H Exchangeable Preferred Stock—cash dividends
Series J Convertible Preferred Stock—Dividends in kind (135,076 shares)
Conversions of preferred stock into common shares (including gain on conversions of $32,788)
Issuance of options to a consulting firm in connection with services received
Other

Balance at December 31, 2002
Comprehensive income:
Net income
Other comprehensive income:
Foreign currency translation adjustments

Comprehensive income

Net compensation expense recognized in connection with About merger
Issuances of common stock, net
Purchases of common stock for the treasury
$10.00 Series D Exchangeable Preferred Stock—cash dividends
$9.20 Series F Exchangeable Preferred Stock—cash dividends
$8.625 Series H Exchangeable Preferred Stock—cash dividends
Series J Convertible Preferred Stock—Dividends in kind (152,769 shares)
Conversions of preferred stock into common shares (including gain on conversion of $944)
Non-cash charges for stock-based compensation
Other

Balance at December 31, 2003

							Common Stock in Treasury
	Common Stock				Accumulated Other Comprehensive Income (Loss)
Series J Convertible Preferred Stock			Additional Paid-in Capital	Accumulated Deficit		Unearned Compensation
	Shares	Par Amount					Shares	Amount	Total
$—	167,798,702	$1,678	$1,366,950	($1,603,096)	($1,558)	$—	—	$—	($236,026)

				(1,111,641)					(1,111,641)

					(1,247)				(1,247)
					(650)				(650)
					(693)				(693)
					2,026				2,026

									(1,112,205)

	52,418,727	524	707,617			(7,592)	7,467,693	(74,865)	625,684
	2,955,450	29	51,205			(51,234)			—
	(1,105,550)	(11)	(19,155)			19,166			—
						28,126			28,126
	1,261,961	13	5,751						5,764
			10,498	(498)					10,000
114,970			9,679						124,649
	26,595,745	266	124,269						124,535
				(20,000)					(20,000)
				(11,500)					(11,500)
				(21,560)					(21,560)
3,906				(3,906)					—
3,139	969,633	10	2,118			(348)	325,482	(2,978)	1,941

122,015	250,894,668	2,509	2,258,932	(2,772,201)	(2,122)	(11,882)	7,793,175	(77,843)	(480,592)

				(599,423)					(599,423)

					1,897				1,897
					(22)				(22)

									(597,548)

						6,808			6,808
			5,891	(5,891)					—
	1,071,126	10	2,744						2,754
							2,860,465	(4,244)	(4,244)
				(19,394)					(19,394)
				(11,188)					(11,188)
				(20,102)					(20,102)
16,884				(16,884)					—
	14,360,306	144	75,517				(2,860,465)	4,244	79,905
			990						990
6,452	1,179,123	12	(7,983)			344	846,600	(12)	(1,187)

145,351	267,505,223	2,675	2,336,091	(3,445,083)	(247)	(4,730)	8,639,775	(77,855)	(1,043,798)

				38,872					38,872

					71				71

									38,943

						4,555			4,555
	827,826	8	3,018						3,026
							5,873,377	(17,578)	(17,578)
				(8,674)					(8,674)
				(4,546)					(4,546)
				(9,183)					(9,183)
19,096				(19,096)					—
			944				(5,873,377)	17,578	18,522
			5,980						5,980
86			(881)				(29,284)	293	(502)

$164,533	268,333,049	$2,683	$2,345,152	($3,447,710)	($176)	($175)	8,610,491	($77,562)	($1,013,255)

See notes to consolidated financial statements.

PRIMEDIA INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollars in thousands, except per share amounts)

1.    Description of Business

        PRIMEDIA Inc. (which together with its subsidiaries is herein referred to as either "PRIMEDIA" or the "Company" unless the context implies otherwise) is one of the largest targeted media companies in the United States. PRIMEDIA's properties deliver content via print (magazines, books and directories), live events (trade and consumer shows), video as well as the Internet and other marketing solutions in niche markets.

        The Company's four business segments are Enthusiast Media, Consumer Guides, Business Information and Education and Training. The Company's Enthusiast Media segment delivers content, both print and online, to consumers in various niche markets while monetizing the readership via advertising, subscription and newsstand sales. The Enthusiast Media segment includes the consumer magazines, their related Web sites, live events, and About.com, Inc. ("About"). The Company's Consumer Guides segment publishes and distributes rental apartment and new home guides in the United States in print and online formats. The Company's Business Information segment provides targeted publications, Web sites and exhibitions that bring sellers of business information and products together with qualified buyers in such fields as agriculture, communications, healthcare, media, professional services and transportation. The Company's Education and Training segment produces and delivers education and training materials targeted to classroom and workplace audiences via satellite, videotape, CD-ROM, live events and over the Internet. The Education and Training segment includes Channel One, Films for the Humanities and Sciences and Workplace Learning ("WPL"). As discussed in Note 26, during the fourth quarter of 2003, the Company realigned its businesses into four reportable segments and has restated prior periods accordingly.

2.    Summary of Significant Accounting Policies

        Basis of Presentation.    The consolidated financial statements include the accounts of PRIMEDIA and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to the prior years' consolidated financial statements to conform with the current year presentation.

        Use of Estimates.    The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant accounting estimates include the establishment of the allowances for doubtful accounts, reserves for sales returns and allowances, provisions for severance, closures and restructuring related costs, purchase price allocations, impairments of investments, divestiture reserves, valuation of equity instruments and allowances for income taxes and the recoverability of long-lived assets including goodwill.

        Cash and Cash Equivalents.    Management considers all highly liquid instruments purchased with an original maturity of 90 days or less to be cash equivalents. Cash overdrafts representing outstanding checks of $30,949 and $34,601 at December 31, 2003 and 2002, respectively, have been reclassified to accounts payable on the accompanying consolidated balance sheets.

        Concentrations of Credit Risk.    Substantially all of the Company's trade receivables are from subscription and advertising customers located throughout the United States. The Company establishes its credit policies based on an ongoing evaluation of its customers' credit worthiness and competitive market conditions and establishes its allowance for doubtful accounts based on an assessment of exposures to credit losses at each balance sheet date. The Company believes its allowance for doubtful accounts is sufficient based on the credit exposures outstanding at December 31, 2003.

        Inventories.    Inventories, including paper, purchased articles, photographs and art, are valued at the lower of cost or market, principally on a first-in, first-out basis.

        Property and Equipment.    Property and equipment, net are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment, including the amortization of leasehold improvements, is provided at rates based on the estimated useful lives or lease terms, if shorter, using primarily the straight-line method. Improvements are capitalized while maintenance and repairs are expensed as incurred. Whenever significant events or changes occur, such as those affecting general market conditions or pertaining to a specific industry or an asset category, the Company reviews the property and equipment for impairment. When such factors, events or circumstances indicate that property and equipment should be evaluated for possible impairment, the Company uses an estimate of cash flows (undiscounted and without interest charges) over the remaining lives of the assets to measure recoverability. If the estimated cash flows are less than the carrying value of the asset, the loss is measured as the amount by which the carrying value of the asset exceeds fair value.

        Goodwill and Other Intangible Assets.    On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") 142, "Goodwill and Other Intangible Assets". Under SFAS 142, goodwill and intangible assets deemed to have an indefinite life (primarily trademarks) are no longer amortized but are subject to impairment tests, at least annually. Upon adoption, the Company ceased amortizing goodwill and indefinite lived intangible assets.

        The Company tests goodwill for impairment, and has established October 31 as the annual impairment test date, using a fair value approach at the reporting unit level. A reporting unit is an operating segment or one level below an operating segment for which discrete financial information is available and reviewed regularly by management. Assets and liabilities of the Company have been assigned to the reporting units to the extent that they are employed in or are considered a liability related to the operations of the reporting unit and are considered in determining the fair value of the reporting unit. See Note 8 for further discussion on SFAS 142.

        Finite-lived assets are tested for impairment using a fair value approach whenever events or changes in circumstances indicate that their carrying value may not be recoverable in accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." See Note 8 for further discussion on SFAS 144.

        Other Investments.    Investments where the Company has the ability to exercise significant influence over financial and accounting policies are accounted for under the equity method of accounting. The Company records its share of income (losses) of certain equity investees based upon the investee's most recent available financial information, typically on a three month lag. Investments where the Company does not have significant influence are accounted for under the cost method.

        In accordance with the provisions of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," investments in marketable securities are classified as available-for-sale and are carried at fair market value, with the unrealized gains and losses reported in accumulated other comprehensive income (loss) ("OCI").

        Other investments are periodically reviewed by the Company for impairment whenever significant events or changes occur, such as those affecting general market conditions or those pertaining to a specific industry or an individual investment, which could result in the carrying value of an investment exceeding its fair value. An impairment will be considered to have occurred when it is determined that the decline in fair value below its carrying value is other than temporary, based on consideration of all available evidence. If it has been determined that an impairment in value has occurred, the carrying value of the investment would be written down to an amount equivalent to the fair value of the investment. The determination of fair value begins with a contemporaneous market price because that price reflects the market's most recent evaluation of the total mix of available information. Absent a contemporaneous market price, determination of fair value is based on all other available information, including but not limited to, recent financing obtained and/or projected revenue streams.

        Income Taxes.    Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax basis of recorded assets and liabilities.

        Deferred Financing Costs.    Deferred financing costs are being amortized by the straight-line method over the terms of the related indebtedness.

        Deferred Wiring and Installation Costs.    Wiring and installation costs incurred by WPL and Channel One have been capitalized and are being amortized by the straight-line method over the related estimated useful lives which are 5 years for WPL and 18 months for Channel One. Prior to 2003, Channel One's policy was to amortize wiring expenditures so that these costs would be fully amortized as of December 31, 2003. Beginning in 2003, new wiring expenditures are being amortized over 18 months to be consistent with the estimated timing of the implementation of a new video platform.

        $10.00 Series D Exchangeable Preferred Stock ("Series D Exchangeable Preferred Stock"), $9.20 Series F Exchangeable Preferred Stock ("Series F Exchangeable Preferred Stock"), and $8.625 Series H Exchangeable Preferred Stock ("Series H Exchangeable Preferred Stock").    The Series D Exchangeable Preferred Stock, Series F Exchangeable Preferred Stock and Series H Exchangeable Preferred Stock shall be referred to herein collectively as the "Exchangeable Preferred Stock." The Series D Exchangeable Preferred Stock, Series F Exchangeable Preferred Stock and Series H Exchangeable Preferred Stock are stated at redemption value and classified as long-term liabilities in accordance with SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" effective July 1, 2003. Dividends on the Series D Exchangeable Preferred Stock, Series F Exchangeable Preferred Stock and Series H Exchangeable Preferred Stock are classified as interest expense and the related issuance costs are classified as other assets on the consolidated balance sheet. Prior to July 1, 2003, the Series D Exchangeable Preferred Stock, Series F Exchangeable Preferred Stock and Series H Exchangeable Preferred Stock were stated at fair value on the date of issuance less issuance costs. The difference between their carrying values and their redemption values was being accreted (using the interest method) by periodic charges to additional paid-in capital (see Note 13).

        Series J Convertible Preferred Stock ("Series J Convertible Preferred Stock").    Series J Convertible Preferred Stock was stated at fair value on the date of issuance less issuance costs. The difference between its carrying value and its redemption value is being accreted (using the interest method) by periodic charges to additional paid-in capital. The accretion is deducted in the calculation of net loss applicable to common shareholders (see Note 14).

        Stock-Based Compensation.    At December 31, 2003, the Company has a stock-based employee compensation plan, which is described more fully in Note 15. Effective January 1, 2003, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure", using the prospective method.

Upon adoption, the Company began expensing the fair value of stock-based compensation for all grants, modifications or settlements made on or after January 1, 2003. The adoption of SFAS 123 increased the loss from continuing operations for the year ended December 31, 2003 by $5,980 (see Note 18).

        Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options granted on or before December 31, 2002 under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using the Black-Scholes pricing model for options granted in 2003, 2002 and 2001. The following weighted-average assumptions were used for 2003, 2002 and 2001, respectively: risk-free interest rates of 2.99%, 4.61% and 4.70%; dividend yields of 0.0%, 0.0% and 0.0%; volatility factors of the expected market price of the Company's common stock of 80.65%, 122.20% and 100.42%; and a weighted-average expected life of the option of four years. The estimated fair value of options granted during 2003, 2002 and 2001 was $7,195, $12,423 and $110,007, respectively.

        The Black Scholes pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

        The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

	Years Ended December 31,
	2003	2002	2001
Reported net loss applicable to common shareholders	($2,981)	($647,079)	($1,173,877)
Add: stock-based employee compensation expense included in reported net loss, net of related tax effects	8,740	4,667	14,554
Deduct: total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(27,433)	(36,092)	(38,226)

Pro forma net loss applicable to common shareholders	($21,674)	($678,504)	($1,197,549)

Per common share:
Reported basic and diluted loss	($0.01)	($2.55)	($5.42)
Pro Forma basic and diluted loss	($0.08)	($2.67)	($5.53)

        Revenue Recognition.    Advertising revenues for all consumer magazines are recognized as income at the on-sale date, net of provisions for estimated rebates, adjustments and discounts. Other advertising revenues are generally recognized based on the publications' cover dates. Online advertising is generally recognized as advertisements are run. Newsstand sales are recognized as revenue at the on-sale date for all publications, net of provisions for estimated returns. Subscriptions are recorded as deferred revenue when received and recognized as revenue over the term of the subscription. WPL's subscription and broadcast fees for satellite and videotape network services are recognized in the month services are rendered. Sales of books and other items are recognized as revenue upon shipment, net of an allowance for returns. In compliance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs," distribution costs charged to customers are recognized as revenue when the related product is shipped. Channel One's advertising revenue, net of commissions, is recognized as advertisements are aired on the program. Certain advertisers are guaranteed a minimum number of viewers per advertisement shown; the revenue recognized is based on the actual viewers delivered not to exceed the original contract value. The Company also derives revenue from various licensing agreements, which grant the licensee rights to use the trademarks and brand names of the Company in connection with the manufacture and sale of certain designated products. Licensing revenue is generally recognized by the Company as earned.

        From time to time, the Company enters into multiple element arrangements whereby it may provide a combination of services including print advertising, content licensing, customer lists, on-line advertising and other services. Revenue from each element is recorded when the following conditions exist: (1) the product or service provided represents a separate earnings process; (2) the fair value of each element can be determined separately and; (3) the undelivered elements are not essential to the functionality of a delivered element. If the conditions for each element described above do not exist, revenue is recognized as earned using revenue recognition principles applicable to those elements as if it were one arrangement, generally on a straight-line basis. In November 2002, the EITF reached a consensus on EITF No. 00-21, "Accounting for Revenue Arrangements with Multiple Element Deliverables". EITF No. 00-21 addresses how to account for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. Revenue arrangements with multiple deliverables should be divided into separate units of accounting if the deliverables in the arrangement meet certain criteria. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values. EITF No. 00-21 also supersedes certain guidance set forth in Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", issued by the Securities and Exchange Commission. The final consensus is applicable to agreements entered into in quarters beginning after June 15, 2003, with early adoption permitted. Additionally, companies are permitted to apply the consensus guidance to all existing arrangements as a cumulative effect of a change in accounting principle. The adoption of EITF No. 00-21 did not have a material impact on the Company's results of operations or financial position.

        Barter Transactions.    The Company trades advertisements in its traditional and online properties in exchange for trade show space and booths and advertising in properties of other companies. Revenue and related expenses from barter transactions are recorded at fair value in accordance with EITF No. 99-17, "Accounting for Advertising Barter Transactions." Revenue from barter transactions is recognized in accordance with the Company's revenue recognition policies. Expense from barter transactions is generally recognized as incurred. Revenue from barter transactions was approximately $13,400, $17,400 and $29,600 for the years ended December 31, 2003, 2002 and 2001, respectively with equal related expense amounts in each year.

        Editorial and Product Development Costs.    Editorial costs and product development costs are generally expensed as incurred. Product development costs include the cost of artwork, graphics, prepress, plates and photography for new products.

        Advertising and Subscription Acquisition Costs.    Advertising and subscription acquisition costs are expensed the first time the advertising takes place, except for certain direct-response advertising, the primary purpose of which is to elicit sales from customers who can be shown to have responded specifically to the advertising and that results in probable future economic benefits. Direct-response advertising consists of product promotional mailings, catalogues, telemarketing and subscription promotions. These direct-response advertising costs are capitalized as assets and amortized over the estimated period of future benefit. The amortization periods range from one to two years subsequent to the promotional event. Amortization of direct-response advertising costs is included in marketing and selling expenses on the accompanying statements of consolidated operations. Advertising expense was approximately $55,300, $81,200 and $87,900 during the years ended December 31, 2003, 2002 and 2001, respectively.

        Foreign Currency.    Gains and losses on foreign currency transactions, which are not significant, have been included in other, net on the accompanying statements of consolidated operations. The effects of translation of foreign currency financial statements into U.S. dollars are included in OCI within shareholders' deficiency on the accompanying consolidated balance sheets.

        Internal-Use Software.    In compliance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," the Company expenses costs incurred in the preliminary project stage and, thereafter, capitalizes costs incurred in the developing or obtaining of internal use software and includes them in property and equipment, net. Certain costs, such as maintenance and training, are expensed as incurred. Capitalized costs are amortized over a period of not more than three years using the straight-line method. In addition, in compliance with SOP 98-1 and EITF No. 00-2, "Accounting for Web Site Development Costs," direct internal and external costs associated with the development of the features and functionality of the Company's Web sites incurred during the application and infrastructure development phase have been capitalized, and are included in property and equipment, net on the accompanying consolidated balance sheets. Typical capitalized costs include but are not limited to, acquisition and development of software tools required for the development and operation of the website, acquisition and registration costs for domain names and costs incurred to develop graphics for the website. These capitalized costs are amortized over the estimated useful life of up to three years using the straight-line method. Capitalized software costs are subject to impairment evaluation in accordance with the provisions of SFAS 144.

        Derivative Financial Instruments.    Effective January 1, 2001, the Company adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133, as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.

        SFAS 133 requires that all derivatives, whether designated in hedging relationships or not, be recorded on the balance sheet at fair value regardless of the purpose or intent for holding them. If a derivative is designated as a fair-value hedge, changes in the fair value of the derivative and the related change in the hedged item are recognized in operations. If a derivative is designated as a cash-flow hedge, changes in the fair value of the derivative are recorded in OCI and are recognized in the statement of consolidated operations when the hedged item affects operations. For a derivative that does not qualify as a hedge, changes in fair value are recognized in operations.

Recent Accounting Pronouncements

        In 2002 and 2003 the Company adopted a series of accounting changes, as recommended by the FASB and EITF, that impact year-over-year comparisons of financial results. These changes are summarized below.

Adoption of EITF No. 00-25 "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products," and EITF No. 01-9 "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)"

        EITF No. 00-25, issued in April 2001, addresses whether consideration from a vendor to a reseller of the vendor's products is an adjustment to the selling price or the cost of the product. This issue was further addressed by EITF No. 01-9, issued in September 2001. The Company adopted EITF No. 00-25 and EITF No. 01-9 effective January 1, 2002. The adoption of EITF No. 00-25 and EITF No. 01-9 resulted in a net reclassification of product placement costs relating to single copy sales, previously classified as distribution, circulation and fulfillment expense on the accompanying statements of consolidated operations, to reductions of revenues from such activities. The change in classification is industry-wide and had no impact on the Company's results of operations, cash flows or financial position. The reclassification resulted in a net decrease in revenues and a corresponding decrease in operating expenses of $20,614 for the year ended December 31, 2001.

Adoption of SFAS 142 regarding impairment of goodwill and indefinite-lived intangible assets, effective January 1, 2002

        On January 1, 2002, the Company adopted SFAS 142, and evaluated its goodwill and indefinite lived intangible assets (primarily trademarks) at the reporting unit level for impairment and determined that certain of these assets were impaired. As a result, the Company recorded an impairment charge within cumulative effect of a change in accounting principle of $388,508 ($1.53 per share) effective in the first quarter 2002. Previously issued financial statements as of December 31, 2002 reflect the cumulative effect of this accounting change at the beginning of the year of adoption.

        SFAS 142 requires companies to continue to assess goodwill and indefinite lived intangible assets for impairment at least once a year subsequent to adoption. Any impairment subsequent to the initial implementation is recorded in operating income. The Company established October 31 as the annual impairment test date and accordingly evaluated goodwill and trademarks as of October 31, 2002 and 2003, resulting in impairment charges recorded within amortization of $93,036 ($0.37 per share) and $14,758 ($0.06 per share) during 2002 and 2003, respectively (see Note 8).

        In addition to the annual impairment test, an assessment is also required whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Due to the continued softness of WPL revenue and operating results, the Company performed an impairment test on the Education and Training segment as of July 31, 2003, prior to its annual testing date of October 31. As a result, the Company recorded an impairment charge for WPL within amortization expense of $19,768 ($0.08 per share) related to the impairment of goodwill associated with WPL (see Note 8).

        Historically, the Company did not need a valuation allowance for the portion of the tax effect of net operating losses equal to the amount of deferred tax liabilities related to tax-deductible goodwill and trademark amortization expected to occur during the carryforward period of the net operating losses based on the timing of the reversal of these taxable temporary differences. As a result of the adoption of SFAS 142, the Company records a valuation allowance in excess of its net deferred tax assets to the extent the difference between the book and tax basis of indefinite-lived intangible assets is not expected to reverse during the net operating loss carryforward period. With the adoption of SFAS 142, the Company no longer amortizes the book basis in the indefinite-lived intangibles, but will continue to amortize these intangibles for tax purposes. For 2003 and 2002, income tax expense primarily consists of deferred income taxes of

$11,864 and $49,500, respectively, related to the increase in the Company's net deferred tax liability for the tax effect of the net increase in the difference between the book and tax basis in the indefinite-lived intangible assets.

        In addition, since amortization of tax-deductible goodwill and trademarks ceased on January 1, 2002, the Company will have deferred tax liabilities that will arise each quarter because the taxable temporary differences related to the amortization of these assets will not reverse prior to the expiration period of the Company's deductible temporary differences unless the related assets are sold or an impairment of the assets is recorded. The Company expects that it will record approximately $17,400 to increase deferred tax liabilities during 2004.

Adoption of SFAS 143 "Accounting for Asset Retirement Obligations"

        In August 2001, the FASB issued SFAS 143 which requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard was effective for the Company beginning January 1, 2003. The adoption of SFAS 143 did not have a material impact on the Company's results of operations or financial position.

Adoption of SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets"

        In August 2001, the FASB issued SFAS 144, which established one accounting model for long-lived assets to be held and used, long-lived assets (including those accounted for as a discontinued operation) to be disposed of by sale and long-lived assets to be disposed of other than by sale, and resolved certain implementation issues related to SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of".

        The Company adopted SFAS 144 on January 1, 2002, and as a result, the results of the Modern Bride Group, ExitInfo, Doll Reader, Chicago, Horticulture, IN New York and the American Baby Group, which were sold during 2002, and Seventeen magazine and related teen properties, Simba, Federal Sources, CableWorld and Sprinks, the pay per click advertising network which serves About.com and numerous third party distribution partners, which were sold during 2003, were recorded as discontinued operations for the periods prior to their respective divestiture dates.

        The Company also reclassified the results of New York magazine, Kagan World Media and About Web Services, the Web hosting business of About Inc., which were sold in 2004, and the results of the Folio, Circulation Management and American Demographics properties, for which the Company is evaluating strategic partnerships, to discontinued operations for all periods presented. On August 12, 2004, Folio and Circulation Management were contributed to a joint venture with a third party, under which the Company will not have a significant continuing involvement in the operations and the Company's share of associated cash flows is not expected to be significant.

        Discontinued operations includes revenues of $135,471, $272,400 and $361,069 and income (loss) of $130,888, $88,997 and ($35,888) (including a gain on sale of $125,241, $111,449 and $0), for the years ended December 31, 2003, 2002 and 2001, respectively. The discontinued operations include expenses related to certain centralized functions that are shared by multiple titles, such as production, circulation, advertising, human resource and information technology costs but exclude general overhead costs. These costs were allocated to the discontinued entities based upon relative revenues for the related years. The allocation methodology is consistent with that used across the Company. These allocations amounted to $2,774, $10,660 and $12,274 for the years ended December 31, 2003, 2002 and 2001, respectively.

        The Company recorded a state income tax provision of $1,000 associated with the divestiture of Seventeen and its related teen properties, which is included in discontinued operations on the statements of consolidated operations for the year ended December 31, 2003.

        The Company recorded a charge of $1,816 to depreciation expense due to the disposal of certain fixed assets for the year ended December 31, 2003. In connection with the results of impairment tests under SFAS 142, the Company also evaluated the recoverability of certain finite-lived assets of its reporting units under SFAS 144 as of January 1, 2002, October 31, 2002 and July 31, 2003 and recorded impairment charges of $6,609, $45,299, and $727, respectively (see Note 8).

SFAS 144 revenue reclassifications

        In accordance with the adoption of SFAS 144, the Company reclassified amounts from revenues, net, to discontinued operations for the years ended December 31, 2003, 2002 and 2001, as follows:

	Years Ended December 31,
	2002	2001
Revenues, net (as reported in 2002 Form 10-K)	$1,587,564	$1,578,357
Less: Effect of SFAS 144 for 2003 divestitures	175,012	200,583

Revenues, net (as reported in 2003 Form 10-K)	$1,412,552	$1,377,774

	Years Ended December 31,
	2003	2002	2001
Revenues, net (as reported in 2003 Form 10-K)	$1,345,622	$1,412,552	$1,377,774
Less: Effect of SFAS 144 for 2004 divestitures	14,091	14,912	17,164

Revenues, net (as reclassified)	$1,331,531	$1,397,640	$1,360,610

SFAS 145 "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections"

        In April 2002, the FASB issued SFAS 145 which for most companies required gains and losses on extinguishments of debt to be classified within income or loss from continuing operations rather than as extraordinary items as previously required under SFAS 4, "Reporting Gains and Losses from Extinguishment of Debt an amendment of Accounting Principles Board ("APB") Opinion No. 30." Extraordinary treatment will be required for certain extinguishments as provided under APB Opinion No. 30. This statement is effective for financial statements issued on or after May 15, 2002. During the year ended December 31, 2002, the Company recorded a gain in other, net, of $7,039, which was net of the write-off of the $816 of unamortized issuance costs related to the partial repurchase and retirement of $72,710 of the Company's Senior Notes, which had a carrying value of $72,292, at a discount. As a result of the redemption of the Company's 8 1/2% and 10 1/4% Senior Notes in 2003, the Company recorded a loss in other, net, of $2,580 related to the write-off of unamortized discount and issuance costs (see Note 11).

SFAS 146 "Accounting for Costs Associated with Exit or Disposal Activities"

        In June 2002, the FASB issued SFAS 146 which superseded EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS 146 affects the timing of the recognition of costs associated with an exit or disposal plan by requiring them to be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS 146 has been applied prospectively to exit or disposal activities initiated after December 31, 2002 and has not had a material impact on the Company's results of operations or financial position.

SFAS 148, "Accounting for Stock-Based Compensation—Transition and Disclosure"

        In December 2002, the FASB issued SFAS 148 "Accounting for Stock-Based Compensation—Transition and Disclosure" an amendment of SFAS 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for annual periods ending after December 15, 2002 and interim periods beginning after December 15, 2002. Effective January 1, 2003, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS 148, using the prospective method. Upon adoption, the Company began expensing the fair value of stock-based compensation for all grants, modifications or settlements made on or after January 1, 2003. The adoption of SFAS 123 increased the loss from continuing operations for the year ended December 31, 2003 by $5,980. Prior quarters were not restated as the impact was not significant.

        SFAS No. 123 provides for a fair-value based method of accounting for employee options and measures compensation expense using an option valuation model that takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock, and the risk-free interest rate for the expected term of the option. Assuming the Company had accounted for the options in accordance with SFAS 123 for all grants, the estimated non-cash option expense would have been $27,433, $36,092 and $38,226 for the years ended December 31, 2003, 2002 and 2001, respectively.

SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities"

        In April 2003, the FASB issued SFAS 149, which amends and clarifies accounting for derivative instruments, and for hedging activities under SFAS 133. Specifically, SFAS 149 requires that contracts with comparable characteristics be accounted for similarly. Additionally, SFAS 149 clarifies the circumstances in which a contract with an initial net investment meets the characteristics of a derivative and when a derivative contains a financing component that requires special reporting in the statement of cash flows. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003. Subsequent to the maturity of interest rate swap agreements in 2002, the Company has not been a party to and has not entered into any derivative contracts.

SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity"

        Effective July 1, 2003, the Company prospectively adopted SFAS 150. SFAS 150 requires the Company to classify as long-term liabilities its Series D Exchangeable Preferred Stock, Series F Exchangeable Preferred Stock and Series H Exchangeable Preferred Stock and to classify dividends from this preferred stock as interest expense. As a result of the adoption by the Company of SFAS 150, the Series D Exchangeable Preferred Stock, Series F Exchangeable Preferred Stock and Series H Exchangeable Preferred Stock are now collectively described as "shares subject to mandatory redemption" on the accompanying consolidated balance sheet as of December 31, 2003. Dividends on these shares are now described as "interest on shares subject to mandatory redemption" and included in loss from continuing operations for the year ended December 31, 2003, whereas previously they were presented below net income (loss) as preferred stock dividends (see Note 13).

FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statement No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34"

        In November 2002, the FASB approved FASB Interpretation No. 45 ("FIN 45") which clarifies the requirements of SFAS No. 5, "Accounting for Contingencies", relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. Specifically, FIN 45 requires a guarantor to recognize a liability for the non-contingent component of certain guarantees, representing the obligation to stand ready to perform in the event that specified triggering events or conditions occur. Effective January 1, 2003, the Company adopted FIN 45 which has not had a material impact on the Company's results of operations or financial position.

FASB Interpretation No. 46(R), "Consolidation of Variable Interest Entities"

        In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Effective January 31, 2003, the Company has adopted FIN 46, which has not had a material impact on the Company's results of operations or financial position. FIN 46 was revised to clarify the original interpretation in December 2003. The revision did not have a material impact on the Company's results of operations or financial position.

3.    Acquisitions

        In 2001, the Company acquired About, a platform comprised of a network of more than 400 highly targeted topic-specific Web sites, and EMAP, a publisher of more than 60 consumer titles reaching over 75 million enthusiasts. The acquisitions have been accounted for by the purchase method. The consolidated financial statements include the operating results of the acquisitions subsequent to their respective dates of acquisition. The pro forma effect of the About and EMAP acquisitions on the Company's operations is presented below.

About

        On February 28, 2001, the Company completed its merger with About. Under terms of the merger agreement, shareholders of About received approximately 45,000,000 shares of the Company's common stock or 2.3409 shares for each About share. Such shares were valued at $11.81. An independent appraisal was used to allocate the purchase price to the fair value of assets acquired and liabilities assumed including identifiable intangibles. The goodwill and other finite lived intangible assets related to the About merger were amortized during 2001 over an estimated useful life of three years. In accordance with SFAS 142, the Company ceased amortizing goodwill as of January 1, 2002. Finite lived intangible assets continue to be amortized over their estimated useful lives. The following is a summary of the calculation of the purchase price, as well as the allocation of purchase price to the fair value of net assets acquired:

Total number of shares of PRIMEDIA common stock issued to consummate the merger	44,951,034
Fair value per share of PRIMEDIA common stock	$11.81

Value of shares of PRIMEDIA common stock issued	$530,872
Fair value of replacement options issued (13,383,579 options)	102,404
Less: Unearned compensation related to unvested options	(7,592)
Cost of About shares acquired prior to the merger converted to treasury stock	74,865
Direct merger costs	16,792

Total purchase price	717,341
Less: Fair value of net tangible assets (including cash acquired of $109,490)	(175,050)
Less: Fair value of identifiable intangible assets	(24,743)

Goodwill	$517,548

        In connection with the merger with About, outstanding options to purchase shares of About common stock held by certain individuals were converted into 13,383,579 options to purchase shares of PRIMEDIA common stock. The fair value of the vested and unvested options issued by PRIMEDIA was $102,404 determined using a Black Scholes pricing model. On February 28, 2001, the date that the Company granted these unvested replacement options, the intrinsic value of the "in-the-money" unvested replacement options was $19,741. Based on a four-year service period from the original date that these options were granted, the Company classified $7,592 as unearned compensation relating to unvested options. The Company recorded charges related to the amortization of the intrinsic value of unvested "in-the-money" options of $1,282, $2,775 and $3,360 for the years ended December 31, 2003, 2002 and 2001, respectively (see Note 18). The remaining $12,149 is included within the total purchase price. As of December 31, 2003, a number of these options have been forfeited or expired unexercised. Most of these remaining outstanding options have an exercise price which exceeded the Company's share price on December 31, 2003.

        In the fourth quarter of 2001, concurrent with its annual financial review process, the Company determined that the estimated future undiscounted cash flows of About were not sufficient to recover the carrying value of the goodwill. Accordingly, the Company recorded an impairment charge of $326,297 to write down About's goodwill to the estimated fair value.

        In connection with the About merger, the Company entered into agreements for future services (not included in the purchase price) with two key executives of About as discussed in Note 18.

EMAP

        On August 24, 2001, the Company acquired the outstanding common stock of EMAP. The total consideration was $525,000, comprised of $515,000 in cash, including an estimate of working capital settlements of $10,000, and warrants to acquire 2,000,000 shares of the Company's common stock at $9 per share. The fair value of the warrants was approximately $10,000 and was determined using a Black Scholes pricing model. These warrants expire ten years from the date of issuance.

        The Company financed the acquisition of EMAP by (1) issuing 1,000,000 shares of Series J Convertible Preferred Stock to KKR 1996 Fund L.P. ("KKR 1996 Fund") (an investment partnership created at the direction of Kohlberg Kravis Roberts & Co. L.P., ("KKR") a related party of the Company) for $125,000 and (2) drawing upon its revolving credit facility in an amount of approximately $265,000. In addition, KKR 1996 Fund purchased from the Company $125,000 of common stock and Series K Convertible Preferred Stock, both at a price per share equal to $4.70. This resulted in an additional 10,800,000 shares of common stock and 15,795,745 shares of Series K Convertible Preferred Stock. On September 27, 2001, all of the issued and outstanding shares of the Series K Convertible Preferred Stock were, in accordance with their terms, converted into 15,795,745 shares of the Company's common stock.

        In connection with the equity financing by KKR 1996 Fund, the Company paid KKR 1996 Fund a commitment fee consisting of warrants to purchase 1,250,000 shares of common stock ("commitment warrants") of the Company at an exercise price of $7 per share, subject to adjustment, and a funding fee consisting of warrants to purchase an additional 2,620,000 shares of the Company's common stock ("funding warrants") at an exercise price of $7 per share, subject to adjustment. These warrants may be currently exercised and expire on the earlier of August 24, 2011 or upon a change in control, as defined therein. Based on the terms of the Series J Convertible Preferred Stock agreement, the Company was required to issue, and has issued, to KKR 1996 Fund additional warrants to purchase up to 4,000,000 shares of the Company's common stock at an exercise price of $7 per share, subject to adjustment. The Company ascribed a value of $6,389 to these warrants using the Black Scholes pricing model. These warrants expire on the earlier of ten years from the date of issuance or upon a change in control.

        The 1,250,000 commitment warrants issued to KKR 1996 Fund represent a commitment fee related to the financing transaction as a whole. The Company valued these warrants at $5,622 using the Black Scholes pricing model and recorded them as a component of additional paid-in capital.

        The Company attributed the 2,620,000 funding warrants to the issuance of the Series J Convertible Preferred Stock. The Company valued these warrants at $9,679 using the Black Scholes pricing model and has accordingly reduced the face value of the Series J Convertible Preferred Stock. The Company accreted the difference between the carrying value and the redemption value of the Series J Convertible Preferred Stock to additional paid-in capital using the effective interest method over a one year period as the earliest date at which the preferred stock was convertible was one year from the date of issuance. The accretion was deducted in the calculation of loss applicable to common shareholders.

        During 2002, the Company elected to account for the EMAP acquisition as an asset acquisition for income tax purposes.

        In 2003, the Company finalized the working capital settlement with the seller in the amount of $11,711, of which $10,000 was included in the initial purchase price and paid in 2001.

        The following is a summary of the calculation of the purchase price, as described above, as well as the allocation of the purchase price to the fair value of the net assets acquired:

Purchase consideration (including working capital settlement of $11,711, and other settlements)	$526,711
Direct acquisition costs	6,615

Total purchase price	533,326
Add: Fair value of net tangible liabilities of EMAP	40,435
Less: Fair value of identifiable intangible assets	121,600

Goodwill	$452,161

        Of the $121,600 fair value of identifiable intangible assets, $99,200 represents trademarks not subject to amortization and $22,400 represents amortizable membership, subscriber and customer lists.

        The Company's consolidated results of operations includes results of operations of About and EMAP from their respective dates of acquisition. The results of About and EMAP are included in the Company's Enthusiast Media segment. The unaudited pro forma information below presents the consolidated results of operations as if the About and EMAP acquisitions had occurred as of January 1, 2001. In accordance with SFAS 142, these pro forma adjustments assume that none of the goodwill and indefinite lived intangible assets associated with the EMAP acquisition are amortized. If the Company had recorded amortization of the goodwill and indefinite lived intangible assets in connection with the EMAP acquisition in accordance with the Company's historical amortization policies, assuming the acquisition occurred on January 1, 2001, amortization expense would have increased by approximately $13,700 in 2001. The unaudited pro forma information has been included for comparative purposes and is not indicative of the results of operations of the consolidated Company had the transactions occurred as of January 1, 2001, nor is it necessarily indicative of future results.

Year Ended December 31, 2001
(dollars in thousands, except per share amounts)
Revenues, net	$1,552,803
Loss from continuing operations applicable to common shareholders	($1,270,111)
Loss applicable to common shareholders	($1,306,306)
Basic and diluted loss from continuing operations applicable to common shareholders per common share	($5.24)
Basic and diluted net loss applicable to common shareholders per common share	($5.38)
Weighted average shares used in basic and diluted loss applicable to common shareholders per common share	242,615,842

        No material acquisitions were completed during 2003 and 2002. Payments for businesses acquired on the accompanying statement of consolidated cash flows for the year ended December 31, 2003 and 2002, primarily represent immaterial acquisitions, as well as, payment for certain deferred purchase price liabilities associated with prior year acquisitions.

4.    Divestitures

2001

        In April 2001, the Company sold QWIZ, Inc. for $7,000 of cash. The related gain approximated $300 and is included in (loss) gain on sale of businesses and other, net on the accompanying statement of consolidated operations for the year ended December 31, 2001. Proceeds from the sale were primarily used to pay down borrowings under the Company's bank credit facility.

        In November 2001, the Company sold Bacon's Information, Inc. ("Bacons") to Observer AB for $90,000, $15,000 of which represented a note receivable. The gain approximated $54,600 and is included in (loss) gain on sale of businesses and other, net on the accompanying statement of consolidated operations for the year ended December 31, 2001. Proceeds from the sale of Bacons were primarily used to pay down borrowings under the Company's bank credit facility. During 2002, the Company received the entire $15,000 balance on the note receivable.

        In addition, during 2001, the Company completed several other smaller divestitures which were not material to the results of operations or cash flows of the Company for the year ended December 31, 2001.

2002

        In 2002, the Company completed several divestitures, the results of which have been included in discontinued operations in accordance with SFAS 144. These divestitures include the Modern Bride Group, ExitInfo, Chicago, the American Baby group, IN New York, Horticulture and Doll Reader. The related net gain on sale of businesses of $111,449 for the year ended December 31, 2002 has been included in discontinued operations on the accompanying statement of consolidated operations.

        During 2002, the Company completed the sale of several other properties which did not qualify as discontinued operations under SFAS 144 since they had been previously classified as non-core businesses. The related net loss on sale of businesses of $7,247 is included in loss (gain) on sale of businesses and other, net, on the accompanying statement of consolidated operations for the year ended December 31, 2002.

        Proceeds from these sales were approximately $228,000 and were used to pay down the Company's outstanding debt and borrowings under the bank credit facility and for general corporate purposes. In connection with certain of the divestitures, the Company agreed to provide certain services to the purchasers including space rental and finance, sales and systems support at negotiated rates over specified terms.

2003

        During 2003, the Company completed several divestitures, the results of which have been included in discontinued operations in accordance with SFAS 144. In May 2003, the Company sold Seventeen magazine and its companion properties, including a number of Seventeen branded assets, Teen magazine, Seventeen.com, teenmag.com and Cover Concepts, an in-school marketing unit. In July 2003, the Company sold gURL.com, also a Seventeen property. These products were included in the Enthusiast Media Segment. In addition, the Company sold Sprinks, the pay per click advertising network which served About.com and numerous third party distribution partners, and was part of the Enthusiast Media Segment, Realestate.com, which was part of the Consumer Guides segment, as well as Simba Information, Federal Sources and Cableworld, all part of the Business Information Segment. Proceeds from these divestitures in 2003 were approximately $213,000 and were used to pay down the Company's outstanding debt and borrowings under the bank credit facility and for general corporate purposes. The related gain on sale of businesses of $126,026 for the year ended December 31, 2003 has been included in discontinued operations on the accompanying statement of consolidated operations.

        During the year ended December 31, 2003, the Company finalized certain aspects of the 2002 dispositions which were classified as discontinued operations and recognized a net loss of $779.

        In addition, during the year ended December 31, 2003, the Company completed the sale of several other properties which did not qualify as discontinued operations under SFAS 144. The related loss on the sale of these businesses of $598 for the year ended December 31, 2003 is included in loss (gain) on sale of businesses and other, net, on the accompanying statement of consolidated operations. Proceeds from these sales were approximately $850 and were used to pay down the Company's outstanding debt and borrowings under the bank credit facility.

2004

        In January 2004, the Company completed the sale of New York magazine, part of the Enthusiast Media segment, the results of which have been reclassified as discontinued operations for all periods presented. Proceeds from the sale of $55,000, subject to standard post-closing adjustments, were used to pay down the Company's borrowings under its bank credit facility. Additionally, the Company finalized a working capital settlement with the purchaser of Seventeen, resulting in a payment to the purchaser of $3,379 in January 2004.

        In February 2004, the Company completed the sale of Kagan World Media, part of the Business Information segment, the results of which have been classified as discontinued operations for all periods presented. Proceeds from the sale were approximately $2,200, subject to standard post-closing adjustments.

        In the second quarter of 2004, the Company sold About Web Services, the Web hosting business of About Inc., part of the Enthusiast Media segment, the results of which have been classified as discontinued operations for all periods presented. Proceeds from the sale were approximately $12,200, subject to standard post-closing adjustments.

        Additionally, in the second quarter of 2004, the Company began evaluating strategic partnerships regarding the Folio, Circulation Management and American Demographics properties in the Business Information segment. On August 12, 2004, Folio and Circulation Management were contributed to a joint venture with a third party, under which the Company will not have a significant continuing involvement in the operations and the Company's share of associated cash flows is not expected to be significant. The operating results of these businesses have been classified as discontinued operations for all periods presented.

Balance Sheet—Held for Sale

        The assets and liabilities of New York magazine and Kagan World Media have been reclassified to held for sale on the accompanying consolidated balance sheet as of December 31, 2003 and are as follows:

ASSETS
Accounts receivable, net	$8,010
Inventories	391
Prepaid expenses and other	907
Property and equipment, net	297
Other intangible assets, net	14,056
Goodwill	6,747
Other non-current assets	1,471

Assets held for sale	$31,879

LIABILITIES
Accounts payable	$3,115
Accrued expenses and other	11,791
Deferred revenues	1,110
Other non-current liabilities	33

Liabilities of businesses held for sale	$16,049

5.    Accounts Receivable, Net

        Accounts receivable, net, consisted of the following:

	December 31,
	2003	2002
Accounts receivable	$212,144	$246,234
Less: Allowance for doubtful accounts	10,798	17,629
Allowance for returns and rebates	7,266	9,428

	$194,080	$219,177

6.    Inventories

        Inventories consisted of the following:

	December 31,
	2003	2002
Finished goods	$8,008	$9,420
Work in process	230	73
Raw materials	9,262	14,828

	$17,500	$24,321

7.    Property and Equipment, Net

        Property and equipment, net, including those held under capital leases, consisted of the following:

		December 31,
	2003 Range of Lives (years)
		2003	2002
Land	—	$334	$1,662
Buildings and improvements	3-32	57,862	58,583
Furniture and fixtures	3-10	30,612	37,829
Machinery and equipment	3-10	126,789	156,512
Internal use software	2-3	84,302	82,135
School equipment	2-10	75,316	73,704
Other	2-7	16,256	12,407

		391,471	422,832
Less: Accumulated depreciation and amortization		280,612	294,882

		$110,859	$127,950

        Included in property and equipment are assets which were acquired under capital leases in the amount of $52,584 and $44,078 with accumulated amortization of $25,328 and $20,527 at December 31, 2003 and 2002, respectively (see Note 23).

8.    Goodwill, Other Intangible Assets and Other

        On January 1, 2002, in connection with the adoption SFAS 142, the Company reviewed its goodwill and indefinite lived intangible assets (primarily trademarks) for impairment and determined that certain of these assets were impaired. As a result, the Company recorded an impairment charge within cumulative effect of a change in accounting principle of $388,508 ($1.53 per share) effective in the first quarter 2002. Previously issued financial statements as of December 31, 2002 reflect the cumulative effect of this accounting change at the beginning of the year of adoption.

        SFAS 142 requires companies to continue to assess goodwill and indefinite lived intangible assets for impairment at least once a year subsequent to adoption. Any impairment subsequent to the initial implementation is recorded in operating income. The Company established October 31 as the annual impairment test date and accordingly evaluated goodwill and trademarks as of October 31, 2002 and 2003, resulting in impairment charges recorded within amortization of $93,036 ($0.37 per share) and $14,758 ($0.06 per share) during 2002 and 2003, respectively.

        In addition to the annual impairment test, an assessment is also required whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Due to the continued softness of WPL revenue and operating results, the Company performed an impairment test on the Education and Training segment as of July 31, 2003, prior to its annual testing date of October 31. As a result, the Company recorded an impairment charge for WPL within amortization expense of $19,768 ($0.08 per share) related to the impairment of goodwill associated with WPL.

        For the year ended December 31, 2002, the Company recorded an additional impairment charge relating to goodwill and trademarks of $7,894 ($0.03 per share) not related to SFAS 142 in the Enthusiast Media Segment.

        As a result of the Company's impairment testing under SFAS 142, impairment charges by operating segment, were as follows:

	Enthusiast Media	Business Information	Education and Training	Total(1)
January 1, 2002[2]
Goodwill	$129,563	$155,583	$44,513	$329,659
Trademarks	37,863	13,611	7,375	58,849

	$167,426	$169,194	$51,888	$388,508

October 31, 2002[3]
Goodwill	$22,122	$46,577	$23,518	$92,217
Trademarks	710	109	—	819

	$22,832	$46,686	$23,518	$93,036

July 31, 2003
Goodwill	$—	$—	$19,768	$19,768
Trademarks	—	—	—	—

	$—	$—	$19,768	$19,768

October 31, 2003
Goodwill	$—	$—	$8,395	$8,395
Trademarks	2,337	—	4,026	6,363

	$2,337	$—	$12,421	$14,758

(1)
There were no impairments for the Consumer Guides segment under SFAS 142 for any period presented.

(2)
Charged to cumulative effect of a change in accounting principle.

(3)
Impairments have been reclassified to reflect discontinued operations.

        In connection with the results of the SFAS 142 impairment tests summarized above, factors indicated that the carrying value of certain finite lived assets might not be recoverable. Accordingly, impairment testing under SFAS 144 was undertaken as of January 1, 2002, October 31, 2002 and July 31, 2003 resulting in impairment charges of $6,609, $45,299, and $727, respectively.

        A summary of the Company's impairment charges as a result of SFAS 144, by operating segment, were as follows:

	Enthusiast Media	Education and Training	Total(1)
January 1, 2002(2)
Amortization of intangible assets, goodwill and other	$6,245	$—	$6,245
Depreciation of property and equipment	364	—	364

	$6,609	$—	$6,609

October 31, 2002(3)
Amortization of intangible assets, goodwill and other	$—	$35,924	$35,924
Depreciation of property and equipment	—	9,375	9,375

	$—	$45,299	$45,299

July 31, 2003
Amortization of intangible assets, goodwill and other	$—	$727	$727
Depreciation of property and equipment	—	—	—

	$—	$727	$727

(1)
There were no impairments for the Consumer Guides and Business information segments under SFAS 144 for any period presented.

(2)
Impairment charges were recorded in the third quarter of 2002.

(3)
Impairments have been reclassified to reflect discontinued operations.

        The Company's SFAS 142 evaluations as of the adoption date and as of the annual impairment testing date of October 31 were performed by an independent valuation firm. The July 31, 2003 valuation was performed internally and utilized a consistent approach updated to reflect current information. The evaluations utilized both an income and market valuation approach and contain reasonable and supportable assumptions and projections and reflect management's best estimate of projected future cash flows. The Company's discounted cash flow valuation used a range of discount rates that represented the Company's weighted-average cost of capital and included an evaluation of other companies in each reporting unit's industry. The assumptions utilized by the Company in these evaluations are consistent with those utilized in the Company's annual planning process. If the assumptions and estimates underlying these goodwill and trademark impairment evaluations are not achieved, the amount of the impairment could be adversely affected. Future impairment tests will be performed at least annually (as of October 31) in conjunction with the Company's annual budgeting and forecasting process, with any impairment classified as an operating expense.

        Historically, the Company did not need a valuation allowance for the portion of the tax effect of net operating losses equal to the amount of deferred tax liabilities related to tax-deductible goodwill and trademark amortization expected to occur during the carryforward period of the net operating losses based on the timing of the reversal of these taxable temporary differences. As a result of the adoption of SFAS 142, the Company records a valuation allowance in excess of its net deferred tax assets to the extent the difference between the book and tax basis of indefinite-lived intangible assets is not expected to reverse during the net operating loss carryforward period. With the adoption of SFAS 142, the Company no longer amortizes the book basis in the indefinite-lived intangibles, but will continue to amortize these intangibles for tax purposes. For 2003 and 2002, income tax expense primarily consists of deferred income taxes of $11,864 and $49,500, respectively, related to the increase in the Company's net deferred tax liability for the tax effect of the net increase in the difference between the book and tax basis in the indefinite-lived intangible assets.

        In addition, since amortization of tax-deductible goodwill and trademarks ceased on January 1, 2002, the Company will have deferred tax liabilities that will arise each quarter because the taxable temporary differences related to the amortization of these assets will not reverse prior to the expiration period of the Company's deductible temporary differences unless the related assets are sold or an impairment of the assets is recorded. The Company expects that it will record approximately $17,400 to increase deferred tax liabilities during 2004.

        For the year ended December 31, 2001, the Company recorded the About impairment charge discussed in Note 3, as well as $100,719 of other impairment charges to amortization expense to write down certain long-lived assets, primarily the excess of purchase price over net assets acquired and other intangible assets related to certain product lines, of which $46,563 related to the Business Information segment, $10,836 related to the Consumer Guides segment, and $43,320 related to the Enthusiast Media segment.

        Changes in the carrying amount of goodwill for the years ended December 31, 2002 and December 31, 2003, by operating segment, are as follows:

	Enthusiast Media	Consumer Guides	Business Information	Education and Training	Total
Balance as of January 1, 2002	$898,730	$98,792	$330,914	$96,194	$1,424,630
Initial impairment charge	(129,563)	—	(155,583)	(44,513)	(329,659)
Annual impairment charge	(22,122)	—	(46,577)	(23,518)	(92,217)
Annual impairment charge related to discontinued operations	—	—	(5,010)	—	(5,010)
Purchase price allocation adjustments for valuation reports and acquisition reserve adjustments	43,022	772	(1,174)	—	42,620
Goodwill written off related to the sale of businesses	(56,922)	(9,163)	(490)	—	(66,575)
Other	(1,250)	—	—	—	(1,250)

Balance as of December 31, 2002	731,895	90,401	122,080	28,163	972,539
Third quarter impairment charge	—	—	—	(19,768)	(19,768)
Annual impairment charge	—	—	—	(8,395)	(8,395)
Purchase price allocation adjustments for valuation reports and acquisition reserve adjustments	1,761	7,160	414	—	9,335
Goodwill written off related to the sale of businesses	(32,174)	(1,753)	(2,542)	—	(36,469)
Goodwill allocated to assets held for sale	(6,142)	—	(605)	—	(6,747)
Other	—	—	39	—	39

Balance as of December 31, 2003	$695,340	$95,808	$119,386	$—	$910,534

        A reconciliation of the reported net loss and loss per common share to the amounts adjusted for the exclusion of amortization of goodwill and indefinite lived intangible assets, the cumulative effect of a change in accounting principle and the deferred provision for income taxes follows:

	Years Ended December 31,
	2003	2002	2001
Reported loss applicable to common shareholders	($2,981)	($647,079)	($1,173,877)
Amortization of goodwill and indefinite lived intangible assets	—	—	185,831
Cumulative effect of a change in accounting principle	—	388,508	—
Deferred provision for income taxes	11,864	49,500	—

Adjusted income (loss) applicable to common shareholders	$8,883	($209,071)	($988,046)

Per common share:
Reported loss applicable to common shareholders	$(0.01)	$(2.55)	$(5.42)
Amortization of goodwill and indefinite lived intangible assets	—	—	0.86
Cumulative effect of a change in accounting principle	—	1.53	—
Deferred provision for income taxes	0.04	0.20	—

Adjusted income (loss) applicable to common shareholders	$0.03	($0.82)	($4.56)

        Intangible assets subject to amortization after the adoption of SFAS 142 consist of the following:

		December 31,
		2003			2002
	Range of Lives	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Trademarks	3	$21,013	$19,845	$1,168	$21,013	$12,841	$8,172
Membership, subscriber and customer lists	2-20	348,346	315,860	32,486	433,584	387,201	46,383
Non-compete agreements	1-10	137,829	134,093	3,736	209,827	199,941	9,886
Trademark license agreements	2-15	2,984	2,899	85	2,967	2,880	87
Copyrights	3-20	20,550	19,609	941	20,550	18,901	1,649
Databases	2-12	9,353	8,627	726	13,583	12,141	1,442
Advertiser lists	5-20	135,978	122,852	13,126	142,564	129,182	13,382
Distribution agreements	1-7	10,410	10,410	—	11,745	11,731	14
Other	1-5	9,804	9,804	—	10,099	10,099	—

		$696,267	$643,999	$52,268	$865,932	$784,917	$81,015

        Intangible assets not subject to amortization had a carrying value of $216,139 and $270,006 at December 31, 2003 and 2002, respectively, and consisted of trademarks. Amortization expense for other intangible assets still subject to amortization (excluding provision for impairment) was $32,468, $49,815 and $47,401 for the years ended December 31, 2003, 2002 and 2001, respectively. Amortization expense (excluding provision for impairment) for goodwill and trademarks was $185,831 for the year ended December 31, 2001. Amortization of deferred wiring costs (excluding provision for impairment) of $8,044, $11,239 and $16,380 for the years ended December 31, 2003, 2002 and 2001, respectively, has also been included in amortization of intangible assets, goodwill and other on the accompanying statements of consolidated operations. At December 31, 2003, estimated future amortization expense of other intangible assets still subject to amortization, excluding deferred wiring costs, is as follows: approximately $18,000, $11,000, $7,000, $5,000 and $4,000 for 2004, 2005, 2006, 2007 and 2008, respectively.

9.    Other Non-Current Assets

        Other non-current assets consisted of the following:

	December 31,
	2003	2002
Deferred financing costs, net	$26,753	$18,144
Deferred wiring and installation costs, net	2,075	8,468
Direct-response advertising costs, net	10,419	14,709
Video mastering and programming costs, net	12,835	13,791
Other investments	3,938	21,268
Other	2,098	3,059

	$58,118	$79,439

        The deferred financing costs at December 31, 2003 include $7,264 of issuance costs related to the Series D Exchangeable Preferred Stock, Series F Exchangeable Preferred Stock and Series H Exchangeable Preferred Stock which are now collectively described as shares subject to mandatory redemption (see Note 13).

        The deferred financing costs are net of accumulated amortization of $18,567 and $12,923 at December 31, 2003 and 2002, respectively. The deferred wiring and installation costs are net of accumulated amortization of $77,107 and $69,063 at December 31, 2003 and 2002, respectively. Direct-response advertising costs are net of accumulated amortization of $41,185 and $81,621 at December 31, 2003 and 2002, respectively. Video mastering and programming costs are net of accumulated amortization of $52,841 and $42,223 at December 31, 2003 and 2002, respectively.

Other Investments

        Other investments consist of the following:

	December 31,
	2003	2002
Cost method investments	$3,210	$18,706
Equity method investments	728	2,562

	$3,938	$21,268

        The Company's investments in start-up and venture-stage companies in which the Company received equity (the "Investees") in exchange for advertising, content licensing and other services totaled $810 (cost method investments) and $16,870 ($15,956 representing cost method investments and $914 representing equity method investments) at December 31, 2003 and December 31, 2002, respectively. At December 31, 2003 and December 31, 2002, respectively, $6 and $4,963 relating to start-up investments and venture stage companies are included as deferred revenues on the accompanying consolidated balance sheets. This deferred revenue represents advertising, content licensing and other services to be rendered by the Company in exchange for equity in these entities. The Company recognizes these amounts as revenue in accordance with the Company's revenue recognition policies. The Company recorded revenue from these agreements related to its continuing operations of approximately $300, $7,600 and $34,600 for the years ended December 31, 2003, 2002 and 2001, respectively. The Company recorded revenue from these agreements related to its discontinued operations of approximately $19,100 for the year ended December 31, 2001.

        At December 31, 2002, PRIMEDIA Ventures Inc. ("PRIMEDIA Ventures") investments were $350 (cost method investment). The Company's PRIMEDIA Ventures investment at December 31, 2003 was zero.

        The Company has retained a small interest in a previously divested business of $2,400 (cost method investment) at December 31, 2003 and December 31, 2002.

        PRIMEDIA's equity method investments represent PRIMEDIA's investment in certain companies where PRIMEDIA has the ability to exercise significant influence over the operations (including financial and operational policies). The Company's equity method investments consist primarily of an investment in the Gravity Games totaling $672 and $1,526 at December 31, 2003 and December 31, 2002, respectively (see Note 23). In addition, the Company had other equity investments of $56 and $122 at December 31, 2003 and December 31, 2002, respectively.

        The Company recorded $4,256, $6,146 and $39,761 of equity method losses from Investees and other equity method investments, during the years ended December 31, 2003, 2002 and 2001, respectively. These equity method losses are included in other income (expense), net on the accompanying statements of consolidated operations.

Provision for Impairment of Investments

        Investments are continually reviewed by the Company for impairment whenever significant events occur, such as those affecting general market conditions or those pertaining to a specific industry or an individual investment, which could result in the carrying value of an investment exceeding its fair value.

        If an investment is deemed to be other than temporarily impaired, its carrying value will be reduced to fair market value. During the years ended December 31, 2003, 2002 and 2001, the Company recorded a provision for impairment of its investments in certain Investees of $8,975, $10,783 and $83,647, respectively. The Company also recorded an additional provision for impairment of its PRIMEDIA Ventures investments of $4,815 and $6,600 for the years ended December 31, 2002 and 2001, respectively. In addition, the Company recorded a provision for impairment of its other investments of $3,447 and $15,953 for the years ended December 31, 2002 and 2001, respectively. The Company recorded impairments on these investments as the decline in the value was deemed other than temporary. In determining such impairments, the Company considered the impact of the investees' current year performance and future business plans, and in certain circumstances, the Company utilized the results of work performed by independent valuation specialists.

Sale of Investments

        For the year ended December 31, 2003, the Company sold certain PRIMEDIA Ventures and assets-for-equity investments for proceeds of $2,252 and realized a gain on these sales of $517. For the year ended December 31, 2002 and 2001, respectively, the Company sold certain PRIMEDIA Ventures investments for proceeds of $323 and $3,100 and realized a gain on these sales of $28 and $1,400. These gains are included in other, net, on the statements of consolidated operations.

10.    Accrued Expenses and Other

        Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2003	2002
Payroll, commissions and related employee benefits	$59,218	$80,040
Rent and lease liabilities	38,764	50,791
Retail display costs and allowances	14,782	17,262
Promotion costs	2,214	4,169
Royalties	2,422	2,593
Circulation costs	10,353	6,567
Professional fees	7,074	6,036
Taxes	10,608	11,203
Deferred purchase price	1,694	4,919
Dividends payable	—	11,527
Interest payable	16,092	25,835
Interest payable on shares subject to mandatory redemption	10,945	—
Other	44,446	29,316

	$218,612	$250,258

        The above amounts include $2,982 and $3,733 of restructuring related payroll costs, $467 and $575 of contract termination costs and $37,063 and $41,366 of restructuring related leases at December 31, 2003 and 2002, respectively.

11.    Long-Term Debt

        Long-term debt consisted of the following:

	December 31,
	2003	2002
Borrowings under bank credit facilities (see Note 28)	$559,906	$640,731
10 1/4% Senior Notes Due 2004	—	84,175
8 1/2% Senior Notes Due 2006	—	291,007
7 5/8% Senior Notes Due 2008	225,443	225,312
8 7/8% Senior Notes Due 2011	469,820	469,299
8% Senior Notes Due 2013	300,000	—

	1,555,169	1,710,524
Obligation under capital leases (see Note 23)	29,467	24,814

	1,584,636	1,735,338
Less: Current maturities of long-term debt	22,195	7,661

	$1,562,441	$1,727,677

        On June 20, 2001, the Company completed a refinancing of its existing bank credit facilities pursuant to new bank credit facilities with JPMorgan Chase Bank, Bank of America, N.A., The Bank of New York, and The Bank of Nova Scotia, as agents (the "bank credit facility"). The debt under the bank credit facility agreement and as otherwise permitted under the bank credit facility agreement and the indebtedness relating to the 7 5/8% Senior Notes, 8 7/8% Senior Notes and 8% Senior Notes of the Company (together referred to as "Senior Notes") is secured by a pledge of the stock of PRIMEDIA Companies Inc., an intermediate holding company, owned directly by the Company, which owns directly or indirectly all shares of PRIMEDIA subsidiaries that guarantee such debt (as well as certain of the Company's other equally and ratably secured indebtedness).

        Substantially all proceeds from sales of businesses and other investments were used to pay down borrowings under the bank credit facility agreement. Amounts under the bank credit facility may be reborrowed and used for general corporate and working capital purposes as well as to finance certain future acquisitions. In the second quarter of 2003, the Company made voluntary pre-payments toward the term loans A and B and a voluntary permanent reduction of the bank credit facility's revolving loan commitment in the amounts of $5,000, $21,000 and $24,000, respectively. The bank credit facility consisted of the following at December 31, 2003:

	Revolver	Term A	Term B	Total
Credit Facility	$427,000	$90,000	$372,906	$889,906
Borrowings Outstanding	(97,000)	(90,000)	(372,906)	(559,906)
Letters of Credit Outstanding	(19,560)	—	—	(19,560)

Unused Bank Commitments	$310,440	$—	$—	$310,440

        With the exception of the term loan B, the amounts borrowed bear interest, at the Company's option, at either the base rate plus an applicable margin ranging from 0.125% to 1.5% or the Eurodollar Rate plus an applicable margin ranging from 1.125% to 2.5%. The term loan B bears interest at the base rate plus 1.75% or the Eurodollar Rate plus 2.75%. At December 31, 2003 and December 31, 2002, the weighted average variable interest rate on all outstanding borrowings under the bank credit facility was 3.6% and 4.4%, respectively.

        Under the bank credit facility, the Company has agreed to pay commitment fees at a per annum rate of either 0.375% or 0.5%, depending on its debt to EBITDA ratio, as defined in the bank credit facility agreement, on the daily average aggregate unutilized commitment under the revolving loan commitment. During the first quarter of 2003, the Company's commitment fees were paid at a weighted average rate of 0.5%, and during the second, third and fourth quarters of 2003, at 0.375%. The Company also has agreed to pay certain fees with respect to the issuance of letters of credit and an annual administration fee.

        The commitments under the revolving loan portion of the bank credit facility are subject to mandatory reductions semi-annually on June 30 and December 31, commencing December 31, 2004, with the final reduction on June 30, 2008. The aggregate mandatory reductions of the revolving loan commitments under the bank credit facility are $21,350 in 2004, $42,700 in 2005, $64,050 in 2006, $128,100 in 2007 and a final reduction of $170,800 in 2008. To the extent that the total revolving credit loans outstanding exceed the reduced commitment amount, these loans must be paid down to an amount equal to or less than the reduced commitment amount. However, if the total revolving credit loans outstanding do not exceed the reduced commitment amount, then there is no requirement to pay down any of the revolving credit loans. Remaining aggregate term loan payments under the bank credit facility are $15,075 in 2004, $26,325 in 2005, 2006 and 2007, $15,074 in 2008 and $353,782 in 2009.

        The bank credit facility agreement, among other things, limits the Company's ability to change the nature of its businesses, incur indebtedness, create liens, sell assets, engage in mergers, consolidations or transactions with affiliates, make investments in or loans to certain subsidiaries, issue guarantees and make certain restricted payments including dividend payments on or repurchases of the Company's common stock in excess of $75,000 in any given year.

        The bank credit facility and Senior Notes agreements of the Company contain certain customary events of default which generally give the banks or the noteholders, as applicable, the right to accelerate payments of outstanding debt. Under the bank credit facility agreement, these events include:

  •
  failure to maintain required covenant ratios, as described below;

  •
  failure to make a payment of principal, interest or fees within five days of its due date;

  •
  default, beyond any applicable grace period, on any aggregate indebtedness of PRIMEDIA exceeding $20,000;

  •
  occurrence of certain insolvency proceedings with respect to PRIMEDIA or any of its material subsidiaries;

  •
  entry of one judgment or decree involving a liability of $15,000 or more (or more than one involving an aggregate liability of $25,000 or more); and

  •
  occurrence of certain events constituting a change of control of the Company.

        The events of default contained in the Senior Notes are similar to, but generally less restrictive than, those contained in the Company's bank credit facility.

        10 1/4% Senior Notes.    On March 5, 2003, the Company redeemed the remaining $84,175 of the 10 1/4% Senior Notes at the carrying value of $84,175, plus accrued interest. These notes were redeemed 15 months prior to maturity. The Company funded this transaction with additional borrowings under its bank credit facility. The redemption resulted in a write-off of unamortized issuance costs of $343 which is recorded in other, net, on the accompanying statement of consolidated operations for the year ended December 31, 2003.

        8 1/2% Senior Notes.    On June 16, 2003, the Company redeemed the remaining 8 1/2% Senior Notes at the carrying value of $291,073, plus accrued interest. The Company funded the transaction with the proceeds of the 8% Senior Notes offering. The redemption resulted in write-offs of unamortized issuance costs of $1,810 and the unamortized discount of $427 which are included in other, net, on the accompanying statement of consolidated operations for the year ended December 31, 2003.

        7 5/8% Senior Notes.    Interest is payable semi-annually in April and October at the annual rate of 7 5/8%. The 7 5/8% Senior Notes mature on April 1, 2008, with no sinking fund requirements. The 7 5/8% Senior Notes are redeemable in whole or in part, at the option of the Company, at 102.542% in 2004 with annual reductions to 100% in 2006 and thereafter, plus accrued and unpaid interest. The unamortized discount for these notes totaled $672 and $803 at December 31, 2003 and 2002, respectively.

        8 7/8% Senior Notes.    In 2001, the Company completed an offering of $500,000 of 8 7/8% Senior Notes. Net proceeds from this offering of $492,685 were used to repay borrowings under the bank credit facility. The 8 7/8% Senior Notes mature on May 15, 2011, with no sinking fund requirements, and have interest payable semi-annually in May and November at an annual rate of 8 7/8%. Beginning in 2006, the 8 7/8% Senior Notes are redeemable at 104.438% with annual reductions to 100% in 2009 plus accrued and unpaid interest. The unamortized discount for these notes totaled $5,680 and $6,201 at December 31, 2003 and 2002, respectively.

        8% Senior Notes.    On May 15, 2003, the Company issued $300,000 of Senior Notes at par. Interest is payable semi-annually in May and November at the annual rate of 8%. The 8% Senior Notes mature on May 15, 2013 with no sinking fund requirements and may not be redeemed prior to May 15, 2008 other than through the use of proceeds of future equity offerings, subject to certain conditions, or in connection with a change of control. Beginning in May 2008, the notes are redeemable in whole or in part at the option of the Company, at 104% in 2008 with annual reductions to 100% in 2011 and thereafter, plus accrued and unpaid interest. The Company has agreed to use its reasonable best efforts to consummate, within 12 months after the issue date of the notes, an offer to exchange the 8% Senior Notes for registered notes with substantially identical terms to those notes, except that the registered exchange notes will generally be freely transferable or in certain limited circumstances to file and cause to become effective a shelf registration statement with respect to the resale of the 8% Senior Notes. Under certain circumstances if the Company is not in compliance with these obligations, the Company will be required to pay additional interest for the period it is not in compliance.

        During 2002, the Board of Directors authorized the Company to expend up to $90,000 for the purchase of its Senior Notes in private or public transactions. In 2002, the Company repurchased certain of its Senior Notes as follows:

Senior Notes	Purchase Price	Face Value	Unamortized Discount	Carrying Value	Unamortized Issuance Costs	Gain(1)
7.625%	$21,089	$23,885	$79	$23,806	$226	$2,491
8.50%	7,838	8,500	15	8,485	65	582
8.875%	21,210	24,500	324	24,176	430	2,536
10.25%	14,300	15,825	—	15,825	95	1,430

Total	$64,437	$72,710	$418	$72,292	$816	$7,039

(1)
In accordance with SFAS 145, the gain on Senior Note redemptions is recorded in other, net on the Company's consolidated statement of operations for the year ended December 31, 2002.

        The Senior Notes and the bank credit facility all rank senior in right of payment to all subordinated obligations which PRIMEDIA Inc. (a holding company) may incur. The Senior Notes are secured by a pledge of stock of PRIMEDIA Companies Inc.

        If the Company becomes subject to a change of control, each holder of the Senior Notes will have the right to require the Company to purchase any or all of its Senior Notes at a purchase price equal to 101% of the aggregate principal amount of the purchased Senior Notes plus accrued and unpaid interest, if any, to the date of purchase.

Covenant Compliance

        On June 13, 2003, the bank credit facility agreement was amended to provide for a one-year hiatus in each of the scheduled step-downs in the permitted leverage ratio, as defined in the bank credit facility agreement. As a result of the amendment, the maximum permitted leverage ratio, as defined, is 6.0 and does not step down to 5.75 until the third quarter of 2004. This amendment enables the Company to consider alternatives to improve its capital structure, but was not necessary for the Company to remain in compliance with all of its debt covenants.

        Under the most restrictive covenants as defined in the bank credit facility agreement, the Company must maintain a minimum interest coverage ratio, as defined, of 2.0 to 1 and a minimum fixed charge coverage ratio, as defined, of 1.05 to 1. The maximum allowable debt leverage ratio, as defined, is 6.0 to 1. The maximum leverage ratio decreases to 5.75 to 1, 5.5 to 1, 5.0 to 1 and 4.5 to 1, respectively, on July 1, 2004, January 1, 2005, January 1, 2006 and January 1, 2007. The minimum interest coverage ratio increases to 2.25 to 1 and 2.5 to 1, respectively, on January 1, 2004 and January 1, 2005. The Company is in compliance with all of the financial and operating covenants of its financing arrangements.

        Under its bank credit facility and Senior Note agreements, the Company is allowed to designate certain businesses as unrestricted subsidiaries to the extent that the value of those businesses does not exceed the permitted amounts, as defined in these agreements. The Company has designated certain of its businesses as unrestricted (the "Unrestricted Group"), which primarily represent Internet businesses, trademark and content licensing and service companies, new launches (including traditional start-ups), other properties under evaluation for turnaround or shutdown and foreign subsidiaries. Except for those specifically designated by the Company as unrestricted, all businesses of the Company are restricted (the "Restricted Group"). Indebtedness under the bank credit facility and Senior Note agreements is guaranteed by each of the Company's domestic subsidiaries in the Restricted Group in accordance with the provisions and limitations of the Company's bank credit facility and Senior Note agreements. The guarantees are full, unconditional and joint and several. The Unrestricted Group does not guarantee the bank credit facility or Senior Notes. For purposes of determining compliance with certain financial covenants under the Company's bank credit facility agreement, the Unrestricted Group's results (positive or negative) are not reflected in the Consolidated EBITDA of the Restricted Group which as defined in the bank credit facility agreement excludes losses of the Unrestricted Group, non-cash charges and restructuring charges and is adjusted primarily for the trailing four quarters results of acquisitions and divestitures and estimated savings for acquired businesses. The Company has established intercompany arrangements that reflect transactions, such as leasing, licensing, sales and related services and cross-promotion, between Company businesses in the Restricted Group and the Unrestricted Group, which management believes are on an arms length basis and as permitted by the bank credit facility and Senior Note agreements. These intercompany arrangements afford strategic benefits across the Company's properties and, in particular, enable the Unrestricted Group to utilize established brands and content, promote brand awareness and increase traffic and revenue to the Unrestricted Group. For company-wide consolidated financial reporting, these intercompany transactions are eliminated in consolidation.

        The scheduled repayments of all debt outstanding, net of unamortized discount, including capital leases of December 31, 2003, are as follows:

Years Ending December 31,	Debt	Capital Lease Obligations	Total
2004	$15,075	$7,120	$22,195
2005	26,325	4,249	30,574
2006	26,325	3,421	29,746
2007	26,325	1,673	27,998
2008	337,517	1,849	339,366
Thereafter	1,123,602	11,155	1,134,757

	$1,555,169	$29,467	$1,584,636

12.    Income Taxes

        At December 31, 2003, the Company had aggregate net operating and capital loss carryforwards for Federal and State income tax purposes of $1,760,785 which will be available to reduce future taxable income. The utilization of such net operating losses ("NOLs") and capital losses is subject to certain limitations under Federal income tax laws. In certain instances, such NOLs may only be used to reduce future taxable income of the respective company which generated the NOLs. The capital losses may only be used to offset future capital gains. The NOLs and capital losses are scheduled to expire in the following years:

	NOLs	Capital Losses	Total
2004	$60,351	$—	$60,351
2005	102,404	90,218	192,622
2006	87,903	233,726	321,629
2007	51,084	10,843	61,927
2008	85,449	—	85,449
2009	70,105	—	70,105
2010	153,320	—	153,320
2011	32,389	—	32,389
2012	63,737	—	63,737
2015	—	—	—
2016	—	—	—
2017	15,144	—	15,144
2018	75,647	—	75,647
2019	54,777	—	54,777
2020	124,408	—	124,408
2021	308,497	—	308,497
2022	58,375	—	58,375
2023	82,408	—	82,408

Total	$1,425,998	$334,787	$1,760,785

        Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating and capital loss carryforwards. The tax effects of significant items comprising the Company's deferred income taxes are as follows:

	December 31,
	2003			2002
	Federal	State	Total	Federal	State	Total
Deferred income tax assets:
Difference between book and tax basis of accrued expenses and other	$11,876	$3,479	$15,355	$20,633	$6,045	$26,678
Difference between book and tax basis of other intangible assets	115,887	33,950	149,837	139,659	40,915	180,574
Operating loss carryforwards	455,609	71,436	527,045	439,798	71,613	511,411
Capital loss carryforwards	115,110	5,900	121,010	117,523	1,010	118,533
Net unrealized loss on investments	16,357	4,792	21,149	32,165	9,423	41,588

Total	$714,839	$119,557	$834,396	$749,778	$129,006	$878,784

Deferred income tax liabilities:
Difference between book and tax basis of indefinite lived intangible assets	$47,460	$13,904	$61,364	$38,284	$11,216	$49,500
Difference between book and tax basis of property and equipment	7,543	2,210	9,753	3,469	1,016	4,485
Other	6,702	1,964	8,666	12,037	3,526	15,563

Total	61,705	18,078	79,783	53,790	15,758	69,548

Net deferred income tax assets	653,134	101,479	754,613	695,988	113,248	809,236
Less: Valuation allowance	(700,594)	(115,383)	(815,977)	(734,272)	(124,464)	(858,736)

Net	($47,460)	($13,904)	($61,364)	($38,284)	($11,216)	($49,500)

        The components of the provision for income tax expense (benefit) are as follows:

	2003	2002	2001
Current:
Federal	$—	($3,144)	$—
State and local	1,356	—	—

Total current expense (benefit)	1,356	(3,144)	—

Deferred:
Federal	$42,854	($107,762)	($131,341)
State and local	11,769	(19,309)	(30,030)

Total	54,623	(127,071)	(161,371)
Change in valuation allowance	(42,759)	176,571	296,371

Total deferred provision	11,864	49,500	135,000

Total provision for income taxes	$13,220	$46,356	$135,000

        The provision for income taxes is included in the Company's Statements of Consolidated Operations as follows:

	2003	2002	2001
Continuing operations	$12,220	$46,356	$135,000
Discontinued operations	1,000	—	—

Total provision for income taxes	$13,220	$46,356	$135,000

        A reconciliation of the income tax expected at the U.S. federal statutory income tax rate of 35% to the income taxes provided on the loss from continuing operations is set forth below:

	2003	2002	2001
Tax benefit at federal statutory rate	($27,929)	($88,745)	($329,264)
State/Local taxes, net of federal impact	(1,368)	(4,967)	(17,350)
Non-deductible amortization and impairments	7,633	22,203	177,197
Interest on shares subject to mandatory redemption	7,661	—	—
Change in valuation allowance	19,693	125,078	281,641
Other, net	6,530	(4,069)	22,776
NOL carryback refund	—	(3,144)	—

Income Tax Expense	$12,220	$46,356	$135,000

        Management has determined that the Company is not likely to realize the income tax benefit of its net deferred tax assets. Therefore, as a result of the adoption of SFAS 142 in 2002, the Company continues to record a valuation allowance in excess of its net deferred tax assets to the extent the difference between the book and tax basis of indefinite-lived intangible assets is not expected to reverse during the net operating loss carryforward period. With the adoption of SFAS 142, the Company no longer amortizes the book basis in the indefinite-lived intangibles but will continue to amortize these intangibles for tax purposes. For 2003 and 2002, the Company recorded a deferred income tax expense of $11,864 and $49,500, respectively, related to the increase in the Company's net deferred tax liability for the tax effect of the net increase in the difference between the book and tax basis in the indefinite lived intangible assets. The income tax expense recorded in 2002 is net of tax refunds received of $3,144, and the amount recorded in 2003 includes a current state and local tax provision of $1,356, net of refunds received. During 2001, the Company increased its valuation allowance due to continued historical operating losses and the impairment of investments, resulting in a net provision for income taxes of $135,000.

        A portion of the valuation allowance in the amount of approximately $121,372 at December 31, 2003 relates to net deferred tax assets which were recorded in accounting for the acquisitions of various entities. The recognition of such amount in future years will be allocated to reduce the excess of the purchase price over the net assets acquired and other non-current intangible assets.

13.    Shares Subject to Mandatory Redemption (the Company's Series D Exchangeable Preferred Stock, Series F Exchangeable Preferred Stock and Series H Exchangeable Preferred Stock)

        The Company prospectively adopted SFAS 150 on July 1, 2003, which requires the Company to classify as long-term liabilities its Series D Exchangeable Preferred Stock, Series F Exchangeable Preferred

Stock and Series H Exchangeable Preferred Stock ($474,559 at December 31, 2003). Such stock is now collectively described as "shares subject to mandatory redemption" on the accompanying consolidated balance sheet. Each series individually is legally known as Exchangeable Preferred Stock. Related issuance costs of $7,264 were required to be classified as other non-current assets on the accompanying consolidated balance sheet at December 31, 2003. These issuance costs were included in Exchangeable Preferred Stock at December 31, 2002. In addition, SFAS 150 requires that the related dividends on these shares be described as "interest on shares subject to mandatory redemption" and included in loss from continuing operations for the year ended December 31, 2003, whereas previously they were presented below net income (loss) as preferred stock dividends. The adoption of SFAS 150 increased the loss from continuing operations for the year ended December 31, 2003 by $22,547 which represents primarily interest on shares subject to mandatory redemption and amortization of issuance costs which is included in the amortization of deferred financing costs on the accompanying statement of consolidated operations. If SFAS 150 was adopted on July 1, 2002, and July 1, 2001, loss from continuing operations would have increased by $19,763 and $27,345, respectively, for the years ended December 31, 2002 and 2001. The 2002 increase to loss from continuing operations has been reduced by a net gain of $4,488 on exchanges of the preferred stock. This gain was included in additional paid-in capital on the accompanying consolidated balance sheet at December 31, 2002.

        Shares subject to mandatory redemption consist of the following:

	December 31,
	2003	2002
$10.00 Series D Exchangeable Preferred Stock ($.01 par value, 2,000,000 shares authorized and 1,674,867 shares and 1,769,867 shares issued and outstanding at December 31, 2003 and 2002, respectively)	$167,487	$174,531
$9.20 Series F Exchangeable Preferred Stock ($.01 par value, 1,250,000 shares authorized and 953,328 shares and 1,023,328 shares issued and outstanding at December 31, 2003 and 2002, respectively)	95,333	99,984
$8.625 Series H Exchangeable Preferred Stock ($.01 par value, 2,500,000 shares authorized and 2,117,391 shares and 2,140,891 shares issued and outstanding at December 31, 2003 and 2002, respectively)	211,739	209,950

	$474,559	$484,465

        $10.00 Series D Exchangeable Preferred Stock.    Annual dividends of $10.00 per share on the Series D Exchangeable Preferred Stock are cumulative and payable quarterly, in cash. On or after February 1, 2001, the Series D Exchangeable Preferred Stock may be redeemed in whole or in part, at the option of the Company, at specified redemption prices plus accrued and unpaid dividends. The Company is required to redeem the Series D Exchangeable Preferred Stock on February 1, 2008 at a redemption price equal to the liquidation preference of $100 per share, plus accrued and unpaid dividends. The Series D Exchangeable Preferred Stock is exchangeable, in whole but not in part, at the option of the Company, on any scheduled dividend payment date, into 10% Class D Exchangeable Subordinated Exchange Debentures due 2008 provided the Company is in compliance with the terms of its bank credit facility agreement. The liquidation and redemption value at December 31, 2003 and 2002 was $167,487 and $176,987, respectively.

        $9.20 Series F Exchangeable Preferred Stock.    Annual dividends of $9.20 per share on the Series F Exchangeable Preferred Stock are cumulative and payable quarterly, in cash. The Company is required to redeem the Series F Exchangeable Preferred Stock on November 1, 2009 at a redemption price equal to the liquidation preference of $100 per share, plus accrued and unpaid dividends. The Series F Exchangeable Preferred Stock is exchangeable into 9.20% Class F Subordinated Exchange Debentures due 2009, in whole but not in part, at the option of the Company on any scheduled dividend payment date provided the Company is in compliance with the terms of its bank credit facility agreement. As of December 31, 2003 and 2002, the liquidation and redemption value of the Series F Exchangeable Preferred Stock was $95,333 and $102,333, respectively.

        $8.625 Series H Exchangeable Preferred Stock.    Annual dividends of $8.625 per share on the Series H Exchangeable Preferred Stock are cumulative and payable quarterly, in cash. On or after April 1, 2003, the Series H Exchangeable Preferred Stock may be redeemed in whole or in part, at the option of the Company, at prices ranging from 104.313% with annual reductions to 100% in 2006, plus accrued and unpaid dividends. The Company is required to redeem the Series H Exchangeable Preferred Stock on April 1, 2010 at a redemption price equal to the liquidation preference of $100 per share, plus accrued and unpaid dividends. The Series H Exchangeable Preferred Stock is exchangeable, in whole but not in part, at the option of the Company, on any scheduled dividend payment date into 8 5/8% Class H Subordinated Exchange Debentures due 2010 provided the Company is in compliance with the terms of its bank credit facility agreement. As of December 31, 2003 and 2002, the liquidation and redemption value of the Series H Exchangeable Preferred Stock was $211,739 and $214,089, respectively.

        In the fourth quarter of 2002, the Company's Board of Directors authorized the exchange by the Company of up to $30,000 of Exchangeable Preferred Stock for common stock and the subsequent repurchase by the Company of the common stock issued in connection with the exchange transactions. In the second quarter of 2003, the Board of Directors increased this authorization to an aggregate of $50,000. A summary of these exchanges is presented below.

	Liquidation value	Common shares issued	Common share repurchase amount
Fourth quarter 2002
Series H Exchangeable Preferred Stock(1)	$6,150	2,860,465	$4,244
Second quarter 2003
Series D Exchangeable Preferred Stock	7,000	2,223,334	6,670
Series F Exchangeable Preferred Stock	7,000	2,124,166	6,372
Series H Exchangeable Preferred Stock	2,350	693,250	2,080
Fourth quarter 2003
Series D Exchangeable Preferred Stock	2,500	832,627	2,456

Total	$25,000	8,733,842	$21,822

(1)
Repurchase of common stock settled during January 2003.

        During the first quarter of 2002, the Board of Directors authorized the exchange by the Company of up to $100,000 of Exchangeable Preferred Stock for common stock. During May 2002, the Board of Directors increased this authorization to an aggregate of $165,000. A summary of these exchanges is presented below.

	Liquidation value	Common shares issued
First quarter 2002
Series H Exchangeable Preferred Stock	$7,066	1,144,778
Second quarter 2002
Series D Exchangeable Preferred Stock	19,013	3,696,979
Series F Exchangeable Preferred Stock	22,667	4,385,222
Series H Exchangeable Preferred Stock	22,695	4,363,273
Fourth quarter 2002
Series D Exchangeable Preferred Stock	4,000	770,054

Total	$75,441	14,360,306

        The exchange transactions described above were entered into by the Company with the holders of the Exchangeable Preferred Stock in privately negotiated transactions.

        The Company recognized net gains of $959 and $32,788 on these exchanges for the years ended December 31, 2003 and 2002, respectively. Of these gains, $944 and $32,788 are included in additional paid-in capital on the Company's consolidated balance sheets as of December 31, 2003 and 2002, respectively and $15 is included in other, net on the Company's statement of consolidated operations for the year ended December 31, 2003 due to the adoption of SFAS 150 effective July 1, 2003.

        The gains on these exchanges are net of the write-offs of unamortized issuance costs of $313 and $1,686 for the years ended December 31, 2003 and 2002, respectively. Of these costs, $284 and $1,686 are included in additional paid-in capital on the Company's consolidated balance sheet as of December 31, 2003 and 2002, respectively and $29 is included in other, net on the Company's statement of consolidated operations for the year ended December 31, 2003 due to the adoption of SFAS 150 effective July 1, 2003.

        There were no such Exchangeable Preferred Stock exchanges in 2001.

14.    Series J Convertible Preferred Stock

        As of December 31, 2003 and December 31, 2002, the Company had $164,533 and $145,351 of Series J Convertible Preferred Stock outstanding, respectively. These shares are convertible at the option of the holder after one year from the date of issuance, into approximately 23,600,000 shares of the Company's common stock at a conversion price of $7 per share, subject to adjustment. Dividends on the Series J Convertible Preferred Stock accrue quarterly, at an annual rate of 12.5%, and are payable quarterly in-kind. The Company paid dividends-in-kind of 152,769 and 135,076 shares of Series J Convertible Preferred Stock valued at $19,096 and $16,884 during the years ended December 31, 2003 and 2002, respectively. The Company has the option to redeem any or all of the shares of the Series J Convertible Preferred Stock at any time for cash at 100% of the liquidation preference of each share being redeemed. On any dividend payment date, the Company has the option to exchange, in whole but not in part, the Series J Convertible Preferred Stock into 12.5% Class J Subordinated Notes. The Company's ability to redeem or exchange the Series J Convertible Preferred Stock into debt is subject to the approval of a majority of the independent directors (See Note 28).

15.    Common Stock

        During the second quarter of 2002, the Board of Directors approved and the shareholders ratified an amendment to the Company's Certificate of Incorporation, which increased the number of authorized shares of the Company's common stock from 300,000,000 to 350,000,000.

        Stock Issuances.    Pursuant to PRIMEDIA's acquisition of About in February 2001, the Company exchanged approximately 52,400,000 shares of its common stock for the common stock of About. Of the total shares exchanged, approximately 7,500,000 were held by PRIMEDIA prior to the acquisition and were classified as treasury shares after the exchange.

        In August 2001, in connection with PRIMEDIA's acquisition of EMAP, KKR 1996 Fund, a limited partnership associated with KKR, purchased 10,800,000 shares of newly issued common stock for $50,760. Concurrently, KKR 1996 Fund purchased 15,795,745 shares of PRIMEDIA's Series K Convertible Preferred Stock for $74,240. These shares were converted into 15,795,745 shares of the Company's common stock in September 2001 (See Note 3).

        Share Repurchases.    See Note 13 for discussion of the Company's repurchase of the Company's common stock in connection with preferred stock exchanges.

        Stock Purchase and Option Plans.    Effective January 1, 2003, the Company adopted SFAS No. 123, as amended by SFAS No. 148, using the prospective method. Upon adoption, the Company began expensing the fair value of stock-based compensation for all grants, modifications or settlements made on or after January 1, 2003.

        Due to the adoption of SFAS 123 in the fourth quarter of 2003, effective as of January 1, 2003, the Company recorded a non-cash compensation charge of $5,980, which includes a charge of $5,145 related to an extension of the expiration period of options previously granted to the former Interim Chief Executive Officer and President.

        The PRIMEDIA Inc. 1992 Stock Purchase and Option Plan, as amended (the "Stock Option Plan") authorizes sales of shares of common stock and grants of incentive awards in the form of, among other things, stock options to key employees and other persons with a unique relationship with the Company. The Stock Option Plan has authorized grants of up to 35,000,000 shares of the Company's common stock or options to management personnel.

        Stock options are generally granted with exercise prices at or above quoted market value at time of issuance. Most of the options are exercisable at the rate of 20%-33% per year commencing on the effective date of the grant. Most options granted pursuant to the Stock Option Plan will expire no later than ten years from the date the option was granted.

        In 2001, 2,955,450 restricted shares of the Company's common stock were issued to About executives in connection with the employment agreements entered into as a result of the About merger (see Note 18). As part of the merger with About, the Company assumed certain About stock purchase and option plans. No stock purchases will be allowed and no options will be granted under these assumed plans and grantees will be issued the Company's common stock upon exercise of options. On the date of merger, the Company assumed approximately 13,400,000 options outstanding under the About plan (see Note 3). These have been included as options granted in 2001 in the table below. In addition, in connection with the employment agreements entered into as a result of the About merger, 3,482,300 stock options were issued to About executives at an exercise price equal to 30% of the fair market value per share on the date of issuance (see Note 18).

        During 2001, the Company granted approximately 2,200,000 stock options to its employees at an exercise price of $1.85 per share, the market price of the Company's common stock on the date of issuance.

        In April 2002, the Company granted certain executives an aggregate total of 6,630,000 options to purchase shares of the Company's common stock. The exercise prices of these options range from $4.00 per share to $6.00 per share. The options granted at $4.00 per share vest monthly over a four-year period following the date of the grant. The remaining options vest in 2010 unless the Company achieves certain earnings targets. Upon the achievement of these targets, the vesting of the respective options is accelerated upon the financial statements for the relevant year being finalized.

        On May 24, 2002, consistent with the past practices of the Company, as part of director's compensation for non-management, non-KKR directors, the Company granted Messrs, Bell, Feldberg and Greeniaus 50,000 options each to purchase common stock of the Company at an exercise price of $2.02 per share under the Stock Option Plan. On September 17, 2003, consistent with the past practices of the Company, upon becoming a director, Mr. Dattels was granted 50,000 options to purchase common stock of the Company at an exercise price of $2.95 per share under the Stock Option Plan. These options vest annually over a four-year period following the date of grant and are included in the stock option table below.

        In the fourth quarter of 2003, the Company granted certain executives an aggregate total of 3,642,750 options to purchase shares of the Company's common stock. The exercise prices of these options range from $2.90 per share to $3.09 per share. The options granted at $2.90 per share vest annually over a three-year period following the date of the grant. The remaining options vest over a four-year period (50% at the second anniversary and 25% at each of the third and fourth year anniversaries).

        Additionally, the Company also granted 213,500 options to other employees in 2003.

        In the fourth quarter of 2003, the Company also granted (but not yet issued to) certain executives an aggregate total of 3,149,500 restricted shares. The majority of these shares vest annually over a four-year period following the date of the grant. The remaining restricted shares vest over periods ranging from four months to three years.

        A summary of the status of the Company's Stock Option Plan, the assumed About plans, and the plans covering certain senior executives in connection with the About acquisition as of December 31, 2003, 2002 and 2001, and changes during the years ended on those dates is presented below:

	2003			2002			2001
	Options	Exercise Price	Weighted Average Exercise Price	Options	Exercise Price	Weighted Average Exercise Price	Options	Exercise Price	Weighted Average Exercise Price
Outstanding—beginning of year	29,068,881	$0.08-$55.33	$8.67	28,752,939	$0.08-$55.33	$9.82	13,463,101	$5.00-$27.13	$10.68
Granted	3,906,250	$1.98-$3.09	$2.98	6,993,500	$1.01-$6.00	$4.96	20,416,150	$0.08-$55.33	$9.92
Exercised	(117,776)	$0.14-$2.32	$1.58	(195,944)	$0.05-$2.89	$0.47	(947,062)	$0.14-$15.56	$3.41
Forfeited	(4,309,036)	$0.43-$55.33	$8.69	(6,481,614)	$0.43-$55.33	$12.49	(4,179,250)	$1.20-$55.33	$10.54

Outstanding—end of year	28,548,319	$0.08-$38.45	$7.59	29,068,881	$0.08-$55.33	$8.67	28,752,939	$0.08-$55.33	$9.82

Exercisable—end of year	18,415,642	$0.08-$38.45	$8.87	17,334,634	$0.08-$55.33	$9.72	19,163,949	$0.08-$55.33	$10.44

        The weighted-average fair value per option for options granted in 2003, 2002 and 2001 was $1.84, $1.78 and $5.39 respectively.

        The following table summarizes information about stock options outstanding and exercisable at December 31, 2003:

Range of Exercise Prices	Number Outstanding at 12/31/03	Number Exercisable at 12/31/03	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price for Outstanding Options	Weighted Average Exercise Price of Exercisable Options
$ 0.08 – $ 0.43	68,612	68,612	4	$0.29	$0.29
$ 1.01 – $ 1.80	5,339	3,464	6	1.45	1.51
$ 1.85 – $ 1.98	1,257,761	647,256	8	1.85	1.85
$ 2.02 – $ 2.95	2,953,969	559,719	6	2.81	2.80
$ 3.09 – $ 3.69	2,087,713	23,285	10	3.10	3.24
$ 4.00 – $ 5.95	7,295,877	5,149,346	6	4.73	4.82
$ 6.00 – $ 9.83	4,592,444	2,710,082	7	6.89	7.20
$10.04 – $19.81	10,007,609	9,041,120	6	13.44	13.16
$20.00 – $28.94	247,692	189,281	6	25.82	25.73
$30.01 – $38.45	31,303	23,477	6	32.43	32.43

	28,548,319	18,415,642	6	$7.59	$8.87

        The Company had reserved approximately 10,611,000 shares of the Company's common stock for future grants in connection with the Stock Option Plan at December 31, 2003.

        Employee Stock Purchase Plan ("ESPP").    During March 2000, the Company approved and implemented the PRIMEDIA Employee Stock Purchase Plan. The ESPP is intended to encourage long-term investment in the Company and to assist eligible employees of the Company and its eligible subsidiaries to purchase common stock of the Company through payroll deductions at a discount. The ESPP permits full-time or part-time employees who customarily work at least 20 hours per week and five months per year to purchase shares of the Company's common stock at the lesser of 90% of the closing stock price on the first or last day of the offering period. Effective January 1, 2004, the ESPP was amended to provide that the purchase price of shares through the ESPP is 90% of the closing stock price on the last day of the offering period. Due to the adoption of SFAS 123 (see Note 2), a charge totalling $370 was recorded to non-cash compensation and non-recurring charges relating to the ESPP for the period ended December 31, 2003 on the Company's statement of consolidated operations.

        For the offering period ended December 31, 2000, 132,793 shares were issued in January 2001, at a share price of $10.7438. For the offering period ended June 30, 2001, 182,106 shares were issued in July 2001, at a share price of $6.111 and for the offering period ended December 31, 2001, 207,044 shares were issued in January 2002, at a share price of $3.915. For the offering period ended June 30, 2002, 573,986 shares were issued in July 2002, at a share price of $1.098 and for the offering period ended December 31, 2002, 365,207 shares were issued in January 2003, at a share price of $1.206. For the offering period ended June 30, 2003, 266,743 shares were issued in July 2003, at a share price of $2.034. For the offering period ended December 31, 2003, 195,351 shares were issued in January 2004 at a share price of $2.547. The Company had reserved approximately 3,077,000 shares of the Company's common stock for future grants, subsequent to the January 2004 grant, in connection with the ESPP at December 31, 2003.

Other Transactions.

        In August 2001, in connection with the EMAP financing, the Company paid KKR 1996 Fund a commitment fee consisting of warrants to purchase 1,250,000 shares of common stock of the Company at an exercise price of $7.00 per share and a funding fee consisting of warrants to purchase an additional 2,620,000 shares of the Company's stock at an exercise price of $7.00 per share. The Company also granted 4,000,000 warrants to the KKR 1996 Fund in 2001 and 2002. The grants were based on the length of time that the Series J Convertible Preferred Stock was outstanding. See Note 3 for further discussion.

        In 2001, the Company retained Capstone Consulting LLC ("Capstone") to provide consulting services to the Company primarily to identify and advise on potential opportunities to reduce costs at the Company. On July 26, 2002, the Company granted 1,800,000 options to purchase the Company's common stock to Capstone for services received. These options are fully vested as of the grant date, have a ten-year life and an exercise price of $1.80 per share. The exercise price equals 200% of the share price on the grant date. Related non-cash compensation of $990, determined using the Black Scholes pricing model, was recorded for the year ended December 31, 2002. These options are not included in the above stock option table. In 2003, the Company paid Capstone $699 in cash for consulting services received. Mr. Nelson (the Chairman of the Board and a director of PRIMEDIA), who was first elected to the Board in April 2003, is the Chief Executive Officer of Capstone and possesses sole voting and investment power with respect to such options and any shares received upon exercise of such options. Additionally, although neither KKR nor any entity affiliated with KKR owns any of the equity of Capstone, KKR has provided financing to Capstone (see Notes 18 and 24).

16.    Loss Per Common Share

        Loss per common share for the years ended December 31, 2003, 2002 and 2001 has been determined based on net loss available to common shareholders, divided by the weighted average number of common shares outstanding for all years presented.

        Diluted net loss per share is computed using the weighted average number of common and potentially dilutive common shares outstanding during the period using the if converted method. Potentially dilutive common shares include the effect of stock options, warrants and convertible preferred stock. Options to purchase 28,548,319, 29,068,881 and 28,752,939 shares of common stock were outstanding at December 31, 2003, 2002 and 2001, respectively, but were not included in the computation of diluted loss per share because the effect of their inclusion would be antidilutive. In addition, warrants to purchase 9,870,000, 11,370,000 and 7,620,000 shares of common stock, and the potential conversion of the Series J Convertible Preferred Stock including declared dividends into approximately 23,600,000, 20,800,000 and 18,400,000 shares of common stock were not included in the computation of diluted loss per share for 2003, 2002 and 2001, respectively, because the effect of their inclusion would be antidilutive.

17.    Accumulated Other Comprehensive Loss

        Accumulated other comprehensive loss as of December 31, 2003 and 2002 primarily represents foreign currency translation adjustments of $176 and $247, respectively.

18.    Non-Cash Compensation and Non-Recurring Charges

	Years ended December 31,
	2003	2002	2001
Restricted stock—About(1)	$1,793	$2,210	$13,572
Stock options—About(1)	1,478	1,892	11,194
Shortfall Payment—About(2)	—	2,635	26,480
Amortization of the intrinsic value of unvested "in-the-money" options issued in connection with the About merger (see Note 3)	1,282	2,775	3,360
Stock options—Capstone(3)	—	990	—
Charge related to non-recurring compensation arrangements with certain senior executives	—	—	2,073
Adoption of SFAS 123(4)	5,980	—	—
Other(5)	651	—	—

Total	$11,184	$10,502	$56,679

(1)
In connection with the About merger in 2001, certain senior executives were granted 2,955,450 shares of restricted PRIMEDIA common stock. These shares of restricted PRIMEDIA common stock, which were valued at $9.50 per share, the closing stock price on February 28, 2001, vest at a rate of 25% per year and were subject to the executives' continued employment. Unearned compensation of $28,077 was initially recorded in connection with the grant in 2001.

The above mentioned senior executives were also granted options to purchase 3,482,300 shares of PRIMEDIA common stock at an exercise price of $2.85 per share, equal to thirty percent of the fair market value per share on that date. These options vest at a rate of 25% per year and were subject to the executives' continued employment. Unearned compensation of $23,157 was initially recorded in connection with the grant in 2001. Amounts reflect a 70% market value discount ($6.65 per share)

  based on a PRIMEDIA per share market value of $9.50 which was the closing price on February 28, 2001.

  As a result of one executive leaving the Company, effective December 2001, the vesting of half of his restricted shares (1,105,550 shares) and options (1,302,650 options) was accelerated and the remainder was forfeited, resulting in a reversal of unearned compensation of $19,166 in 2001. The accelerated options expired unexercised during the first quarter of 2002.

  In 2003, the second executive left the Company and as a result, the vesting of his restricted shares and options was accelerated resulting in an additional charge of $1,120.

(2)
Two senior executives of About entered into share lockup agreements with the Company, pursuant to which they agreed to specific restrictions regarding the transferability of their shares of PRIMEDIA common stock issued in the merger. Under the terms of those agreements, during the first year after the closing of the merger, the executives could sell a portion of their shares of the Company's common stock, subject to the Company's right of first refusal with respect to any sale. In the event that the gross proceeds received on sale were less than $33,125 (assuming all shares are sold), the Company agreed to pay the executives the amount of such shortfall.

(3)
On July 26, 2002, the Company granted 1,800,000 options to purchase the Company's common stock to Capstone for services received. Related non-cash compensation of $990, determined using the Black Scholes pricing model, was recorded for the year ended December 31, 2002. See Note 15 for additional information regarding the terms of the option grant and the services provided by Capstone. (see Note 24)

(4)
Upon adoption of SFAS 123 in the fourth quarter of 2003, the Company recorded a non-cash compensation charge of $5,980, which includes a charge of $5,145 related to an extension of the expiration period of options previously granted to the former Interim Chief Executive Officer and President (see Note 15).

(5)
During the year ended December 31, 2003, the company recognized $651 of non-cash compensation related to the Company's grant of shares of restricted common stock to certain executives, as well as, a grant of shares of restricted common stock to certain employees in exchange for their options in the Company's Internet subsidiaries. These grants were valued at $9,536 and are being expensed ratably over their related vesting periods (see Note 15).

Non-cash compensation is omitted from the Company's calculation of consolidated EBITDA, as defined in the Company's bank credit facility and Senior Note agreements (see Note 11).

19.    Senior Executives Severance and Provision for Severance, Closures and Restructuring Related Costs

Senior Executives Severance

        During 2003, the Company estimated and recorded $9,372 of severance related to the separation of the former Interim Chief Executive Officer and President, the former Chief Executive Officer and the former Chief Financial Officer. The actual severance amount may differ from this estimated amount; accordingly, the Company may record future adjustments as amounts are finalized. At December 31, 2003, these amounts are included in accrued expenses and other on the accompanying consolidated balance sheet.

Provision for Severance, Closures and Restructuring Related Costs

        Starting in 2000, the Company implemented plans to integrate the operations of the Company and consolidate many functions and facilities. All restructuring related charges were expensed as incurred. Thereafter, through 2003, the Company announced additional cost reduction initiatives that it would continue to implement and expand upon the cost reduction initiatives already enacted. In June 2002, the FASB issued SFAS 146 "Accounting for Costs Associated with Exit or Disposal Activities", which superseded EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS 146 affects the timing of the recognition of costs associated with an exit or disposal plan by requiring them to be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS 146 has been applied prospectively to exit or disposal activities initiated after December 31, 2002.

        Details of the initiatives implemented and the payments made in furtherance of these plans in the years ended December 31, 2003 and 2002 are presented in the following tables:

	Liability as of January 1, 2003		Net Provision for the Year Ended December 31, 2003		Payments/Write-off during the Year Ended December 31, 2003	Liability as of December 31, 2003
Severance and closures:
Employee-related termination costs	$3,733		$5,872		($6,623)	$2,982
Termination of contracts	575		16		(124)	467
Termination of leases related to office closures	41,366		2,501		(6,804)	37,063
Write-off of programming assets	—		447		(447)	—

Total severance and closures	$45,674	(1)	$8,836	(2)	($13,998)	$40,512

	Liability as of January 1, 2002		Net Provision for the Year Ended December 31, 2002		Payments/Write-off during the Year Ended December 31, 2002	Liability as of December 31, 2002
Severance and closures:
Employee-related termination costs	$8,011		$6,806		($11,084)	$3,733
Termination of contracts	2,120		200		(1,745)	575
Termination of leases related to office closures	12,517		38,960		(10,111)	41,366
Write-off of leasehold improvements	—		2,918		(2,918)	—

	22,648		48,884		(25,858)	45,674

Restructuring related:
Relocation and other employee costs	—		785		(785)	—

	—		785		(785)	—

Total severance, closures and restructuring related costs	$22,648	(1)	$49,669	(2)	($26,643)	$45,674

(1)
Adjusted to exclude liabilities relating to discontinued operations totaling $3,760 and $1,750 at January 1, 2003 and 2002, respectively

(2)
Adjusted to exclude net provisions related to discontinued operations totaling $558 and $2,245 for the years ended December 31, 2003 and 2002, respectively.

        The remaining costs, comprised primarily of real estate lease commitments for space that the Company no longer occupies, are expected to be paid through 2015. To reduce the lease related costs, the Company is aggressively pursuing subleases of its available office space. These leases have been recorded at their net present value amounts and are net of estimated sublease income amounts. If the Company is successful in subleasing the restructured office space at a different rate, or is unable to sublease the space by the prescribed date used in the initial calculation, the reserve will be adjusted accordingly.

        Included in the net provision for the years ended December 31, 2003 and 2002 are reversals of $2,350 and $4,809, respectively, of previously recorded accruals.

        As a result of the implementation of these plans, the Company has closed and consolidated 22 office locations and has notified a total of 2,002 individuals that they would be terminated under these plans. As of December 31, 2003, all but 11 of those individuals have been terminated.

        In general, the Company has realized sufficient savings from its plans to integrate the operations of the Company and to recover the costs associated with these plans, related to employee termination costs, within approximately a one-year period. Savings from terminations of contracts and lease costs will be realized over the estimated life of the contract or lease.

        The liabilities representing the provision for severance, closures and restructuring related costs are included in accrued expenses and other on the consolidated balance sheets as of December 31, 2003 and 2002.

        For purposes of the Company's bank credit facility and Senior Note agreements, the provision for severance, closures and restructuring related costs is omitted from the Company's calculation of consolidated EBITDA (see Note 11).

20.    Derivative Financial Instruments

        In 2001, the Company recorded an expense of approximately $27 as a cumulative transition adjustment to earnings, which is included in other, net on the statement of consolidated operations, relating to derivatives not designated as hedges prior to the adoption of SFAS 133, and $1,247 as a reduction to OCI as a cumulative transition adjustment for derivatives designated as cash flow-type hedges prior to adopting SFAS 133.

Interest Rate Swap Contracts

        In 2001, the Company was a party to several interest rate swap contracts in order to manage the risks associated with interest rate fluctuations on its floating rate borrowings.

        The Company's interest rate swap contracts were considered to be a hedge against changes in the amount of future cash flows associated with the Company's interest payments. Accordingly, the interest rate swap contracts were reflected at fair value on the Company's consolidated 2001 balance sheet and the related gains and losses on these contracts were deferred in shareholders' deficiency as a component of OCI. These gains and losses are amortized as an adjustment to interest expense over the same period in which the related interest payments being hedged are recognized in operations. However, to the extent that any of these contracts are not considered to be perfectly effective in offsetting the change in the value of the interest payments being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in operations. The net effect of this accounting on the Company's operating results is that interest expense on the portion of variable-rate debt being hedged is generally recorded based on fixed interest rates.

        At December 31, 2001, the Company had interest rate swap contracts to pay fixed-rates of interest and receive variable-rates of interest on $200,000 of notional amount of indebtedness. These swaps matured on January 2, 2002 and have not been renewed. The decrease in fair value of these contracts of $650 for the year ended December 31, 2001 was recognized as a component of OCI. As of December 31, 2003 and 2002, the Company was not a party to any interest rate swap contracts.

21.    Fair Value of Financial Instruments

        The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	December 31,
	2003		2002
	Carrying Value	Fair Value	Carrying Value	Fair Value
10 1/4% Senior Notes	$—	$—	$84,175	$84,596
8 1/2% Senior Notes	—	—	291,007	280,822
7 5/8% Senior Notes	225,443	228,941	225,312	210,667
8 7/8% Senior Notes	469,820	502,247	469,299	450,527
8% Senior Notes	300,000	307,125	—	—
Series D Exchangeable Preferred Stock	167,487	163,858	174,531	130,898
Series F Exchangeable Preferred Stock	95,333	89,454	99,984	70,989
Series H Exchangeable Preferred Stock	211,739	194,800	209,950	144,866

        The estimated fair value of the senior notes was determined based on the quoted market prices and the fair value of the preferred stocks was based on recent bid prices.

        For instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, the carrying amount approximates fair value because of the short maturity of these instruments. The estimated fair value of floating-rate long-term debt approximates carrying value because these instruments re-price frequently at current market prices.

22.    Benefit Plans

        Retirement Plans.    Substantially all of the Company's employees are eligible to participate in defined contribution plans. The expense recognized for all of these plans was approximately $4,600, in 2003, $4,800 in 2002 and $5,300 in 2001.

23.    Commitments and Contingencies

        Commitments.    Total rent expense under operating leases was $35,548, $24,609 and $42,293 for the years ended December 31, 2003, 2002 and 2001, respectively. Certain leases are subject to escalation clauses and certain leases contain renewal options. The leases primarily relate to real estate and equipment. The following annual rental commitments includes an aggregate of $37,063 which has been reserved for as part of the provision for severance, closures and restructuring related costs (see Note 19) and is included in accrued expenses and other in the accompanying December 31, 2003 consolidated balance sheet at its net present value and net of related sublease income. Minimum rental commitments under noncancelable operating leases are as follows:

Years Ending December 31,
2004	$46,585
2005	47,582
2006	40,918
2007	37,097
2008	25,801
Thereafter	87,736

$285,719

        Future minimum lease payments under capital leases (see Notes 7 and 11) are as follows:

Years Ending December 31,
2004	$8,982
2005	5,670
2006	4,567
2007	2,668
2008	2,720
Thereafter	13,272

37,879
Less: Amount representing interest (at rates ranging from 4.4% to 12.0%)	8,412

Present value of net minimum lease payments	29,467
Less: Current portion	7,120

Long-term obligations (included in long-term debt)	$22,347

        Contingencies.    The Company is involved in ordinary and routine litigation incidental to its business. In the opinion of management, there is no pending legal proceeding that would have a material adverse effect on the consolidated financial statements of the Company.

        During 2002, PRIMEDIA contributed the Gravity Games, a product previously acquired from EMAP, to a limited liability company (the "LLC") formed jointly by PRIMEDIA and Octagon Marketing and Athlete Representation, Inc. (now known as Octagon, Inc.) ("Octagon"), with each party owning a 50% interest. The LLC entered into an agreement with NBC Sports, a division of National Broadcasting Company, Inc. ("NBC") which required the LLC to pay specified fees to NBC for certain production services performed by NBC and network air time provided by NBC, during each of 2002 and 2003. Under the terms of this agreement and a related guarantee, PRIMEDIA was responsible for the payment of a portion of such fees in the event that the LLC failed to satisfy its payment obligations to NBC.

        During the third quarter of 2003, the Company contributed $2,500 to the LLC, $1,100 of which was used to fund the LLC's obligations to NBC. In October of 2003, the Company and Octagon each contributed $850 to the LLC for a total of $1,700. In the fourth quarter of 2003 the LLC used $1,013 of each party's prior funding for a total of $2,025 to pay NBC. As of December 31, 2003, the LLC has paid all fees to NBC in full and has no remaining fee obligations to NBC.

        Pursuant to a restructuring agreement entered into between PRIMEDIA and Octagon in August 2003, PRIMEDIA's interest in the LLC terminated effective October 31, 2003 and PRIMEDIA has ended its direct involvement in the Gravity Games with the conclusion of the September 2003 event. Additionally, as a result of PRIMEDIA's exit from the LLC, the Company is entitled to 50% of certain October 31, 2003 assets and liabilities of the LLC, as they are settled, which resulted in the Company receiving a cash payment of $893 in December 2003.

        At December 31, 2003, the Company had $19,560 aggregate face amount of letters of credit outstanding (see Note 11).

        As of and for the year ended December 31, 2003, no officers or directors of the Company have been granted loans by the Company, nor has the Company guaranteed any obligations of such persons.

24.    Related Party Transactions

        The Company and the KKR 1996 Fund completed the financing transactions described in Note 3. In addition, during each of the years ended December 31, 2003, 2002 and 2001, the Company incurred and paid administrative and other fees to KKR, an affiliated party, of $1,000. For the years ended December 31, 2003, 2002 and 2001, $0, $250 and $750, respectively, of these fees were capitalized as acquisition and financing costs. During the years ended December 31, 2003, 2002 and 2001, the Company paid directors' fees to certain partners of KKR aggregating $220, $206 and $220, respectively. In February 2003, $186 of director fees were paid to Michael Tokarz, a former director of the Company, in the form of 29,284 shares of the Company's common stock as he was permitted to defer the payment of his fees and receive them in the form of common stock pursuant to the Directors' Deferred Compensation Plan.

        In 2002, the Company paid Capstone $800 in cash for consulting services received. Additionally, on July 26, 2002, the Company granted 1,800,000 options to purchase the Company's common stock to Capstone for services received. See Note 15 for additional information regarding the terms of the option grant, the services provided by Capstone and the Company's relationship with Capstone. In 2003, the Company paid Capstone $699 in cash for consulting services received.

        After engaging in a competitive bidding process, in 2000, the Company retained Willis of New York, Inc. ("Willis"), a subsidiary of Willis Group Holdings Limited, to provide insurance brokerage services to the Company. During the years ended December 31, 2003, 2002 and 2001, the Company paid insurance broker fees aggregating $395, $358 and $331, respectively. On a fully diluted basis, an investment partnership associated with KKR owns more than 20% of Willis.

25.    Unaudited Quarterly Financial Information

        In the opinion of the Company's management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation have been included on a quarterly basis.

	Quarterly Financial Information
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
For the year ended December 31, 2003
Revenues, net:
Advertising	$203,453	$211,462	$202,457	$213,181	$830,553
Circulation	77,302	77,779	79,102	83,460	317,643
Other	44,732	50,050	38,480	50,073	183,335

Total revenues, net	$325,487	$339,291	$320,039	$346,714	$1,331,531
Provision for impairment of intangible assets, goodwill and other	$—	$—	$20,495	$14,758	$35,253
Severance related to separated senior executives	—	5,576	—	3,796	9,372
Non-cash compensation and non-recurring charges	1,246	777	770	8,391	11,184
Provision for severance, closures and restructuring related costs	1,162	1,988	485	5,201	8,836
Loss (gain) on sale of businesses and other, net	126	1,212	(713)	(34)	591
Operating income	17,733	32,382	5,678	25,863	81,656
Income tax expense	3,718	3,333	3,982	1,187	12,220
Loss from continuing operations	(20,723)	(14,206)	(41,620)	(15,467)	(92,016)
Discontinued operations	476	103,110	2,792	24,510	130,888
Net income (loss)	(20,247)	88,904	(38,828)	9,043	38,872
Preferred stock dividends and related accretion, net	(16,433)	(15,578)	(4,845)	(4,997)	(41,853)
Income (loss) applicable to common shareholders	(36,680)	73,326	(43,673)	4,046	(2,981)
Per common share:
Loss from continuing operations	$(0.14)	$(0.12)	$(0.18)	$(0.08)	$(0.52)
Discontinued operations	—	0.40	0.01	0.10	0.51

Basic and diluted income (loss) applicable to common shareholders	$(0.14)	$0.28	$(0.17)	$0.02	$(0.01)

Basic and diluted common shares outstanding	258,886,845	259,003,962	259,343,692	259,685,507	259,230,001
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
For the year ended December 31, 2002
Revenues, net:
Advertising	$212,855	$216,172	$205,603	$226,614	$861,244
Circulation	81,876	86,285	83,813	89,299	341,273
Other	48,739	59,467	41,868	45,049	195,123

Total revenues, net	$343,470	$361,924	$331,284	$360,962	$1,397,640
Provision for impairment of intangible assets, goodwill and other	—	—	12,889	130,210	143,099
Non-cash compensation and non-recurring charges	$5,356	$1,732	$2,537	$877	$10,502
Provision for severance, closures and restructuring related costs	10,429	14,306	2,103	22,831	49,669
Loss (gain) on sale of businesses and other, net	(550)	2,686	(290)	5,401	7,247
Operating income (loss)	(16,886)	12,239	14,386	(105,936)	(96,197)
Income tax expense (benefit)	57,987	6,500	(19,000)	869	46,356
Loss from continuing operations	(116,141)	(34,707)	(9,748)	(139,316)	(299,912)
Discontinued operations	(1,857)	311	24,116	66,427	88,997
Cumulative effect of a change in accounting principle	(388,508)	—	—	—	(388,508)
Net income (loss)	(506,506)	(34,396)	14,368	(72,889)	(599,423)
Preferred stock dividends and related accretion, net	(19,430)	3,478	(17,193)	(14,511)	(47,656)
Loss applicable to common shareholders	(525,936)	(30,918)	(2,825)	(87,400)	(647,079)
Per common share:
Loss from continuing operations	$(0.55)	$(0.12)	$(0.10)	$(0.60)	$(1.37)
Discontinued operations	(0.01)	—	0.09	0.26	0.35
Cumulative effect of a change in accounting principle	(1.60)	—	—	—	(1.53)

Basic and diluted loss applicable to common shareholders	$(2.16)	$(0.12)	$(0.01)	$(0.34)	$(2.55)

Basic and diluted common shares outstanding	243,184,081	255,514,428	257,961,560	258,181,600	253,710,417

26.    Business Segment Information

        In October 2003, PRIMEDIA appointed Kelly P. Conlin as President and CEO. Mr. Conlin, who is the Company's chief operating decision maker, and the executive team reviewed the Company's operations and formulated a strategy to enable the Company to capitalize on the full potential of its businesses and maximize its operating performance. The management team believed that a redesigned operating structure with four reportable segments would better enable the Company to execute key investment and organic growth initiatives identified by the management team. As such, effective in the fourth quarter of 2003, Mr. Conlin and the executive team implemented a change in the Company's reportable segments to conform to the way the Company's businesses are assessed and managed, and the Company has restated prior periods accordingly.

        The Company's products compete in four principal segments: Enthusiast Media, Consumer Guides, Business Information and Education and Training. PRIMEDIA believes that this structure better aligns its businesses to provide a clearer sense of its strategic focus and operating performance.

        The Enthusiast Media segment produces and distributes content through magazines and via the Internet to consumers in various niche and enthusiast markets. It includes the Company's consumer magazine brands, their related Web sites and live events, as well as About.

        The Consumer Guides segment is the nation's largest publisher and distributor of free publications, including Apartment Guide, New Homes Guide and Auto Guide, which will be launched in 2004.

        The Business Information segment includes the Company's business-to-business targeted publications, Web sites, and special events with a focus on bringing sellers together with qualified buyers in numerous industries.

        The Education and Training segment consists of the businesses that provide content for schools, universities, government and other public institutions as well as corporate training initiatives. It includes Channel One, Films for the Humanities and Sciences and WPL.

        The information presented below includes certain intersegment transactions and is, therefore, not necessarily indicative of the results had the operations existed as stand-alone businesses. Intersegment transactions represent intercompany advertising and other services, which are billed at what management believes are prevailing market rates. These intersegment transactions, which represent transactions between operating units in different business segments, are eliminated in consolidation.

        Management believes a meaningful comparison of the results of operations for 2003, 2002 and 2001 is obtained by using the segment information and by presenting results from continuing businesses ("Continuing Businesses") which exclude the results of businesses classified as non-core ("Non-Core Businesses"). The Non-Core Businesses are those businesses that have been divested, discontinued or that management was evaluating for turnaround or shutdown. The Non-Core Businesses included QWIZ, Inc. (divested in April 2001), Bacon's (divested in November 2001) and certain other titles of the Enthusiast Media, Consumer Guides and Business Information segments that were discontinued or divested. In addition, the Company restructured or consolidated several new media properties, whose value could only be realized through the far greater efficiency of having select functions absorbed by the core operations, and has included these properties in Non-Core Businesses. In the ordinary course of business, corporate administrative costs of approximately $1,900 and $9,900 were allocated to the Non-Core Businesses during 2002 and 2001, respectively. The Company believes that most of these costs, many of which are volume driven, such as the processing of payables and payroll, were permanently reduced due to the shutdown or divestiture of the Non-Core Businesses. Since June 30, 2002, the Company has not classified any additional businesses as Non-Core Businesses nor have any additional balances been allocated to the Non-Core Businesses.

        Information as to the operations of the Company in different business segments is set forth below based primarily on the nature of the targeted audience. Corporate represents items not allocated to other business segments. PRIMEDIA evaluates performance based on several factors, of which the primary financial measure is segment earnings before interest, taxes, depreciation, amortization and other (income) charges ("EBITDA"). Other (income) charges include severance related to separated senior executives, non-cash compensation and non-recurring charges, provision for severance, closures and restructuring related costs and (gain) loss on sale of businesses and other, net.

	2003	2002	2001
Revenues, net:
Continuing Businesses:
Enthusiast Media	$719,146	$734,420	$565,299
Consumer Guides	276,639	267,166	255,391
Business Information	221,439	250,098	312,709
Education and Training	119,778	146,586	165,295
Intersegment Eliminations	(5,471)	(14,121)	(11,619)

Subtotal	1,331,531	1,384,149	1,287,075
Non-Core Businesses	—	13,491	73,535

Total	$1,331,531	$1,397,640	$1,360,610

Segment EBITDA: (1)
Continuing Businesses:
Enthusiast Media	$144,223	$129,983	$69,911
Consumer Guides	83,163	73,338	58,657
Business Information	35,127	39,412	62,149
Education and Training	5,674	34,821	28,117
Corporate Overhead	(25,909)	(30,913)	(32,308)
Non-Core Businesses	—	(3,253)	(28,340)

Total	$242,278	$243,388	$158,186

Depreciation, amortization and other charges: (2)(3)
Continuing Businesses:
Enthusiast Media	$42,639	$126,251	$571,857
Consumer Guides	11,834	15,199	18,760
Business Information	18,191	74,657	45,907
Education and Training	59,823	107,648	67,164
Corporate	28,135	12,747	31,709
Non-Core Businesses	—	3,083	65,669

Total	$160,622	$339,585	$801,066

	2003	2002	2001
Total Assets:
Enthusiast Media	$1,120,290	$1,238,401	$1,626,369
Consumer Guides	155,386	152,226	184,171
Business Information	218,836	242,383	493,695
Education and Training	116,253	167,527	322,292
Other:
Corporate	25,356	35,083	74,246
Non-Core Businesses	—	—	30,446

Total	$1,636,121	$1,835,620	$2,731,219

Additions to (sale of) property, equipment and other, net:
Enthusiast Media	$16,672	$14,246	$18,695
Consumer Guides	8,079	8,897	8,370
Business Information	4,561	3,832	12,394
Education and Training	8,768	7,860	15,440
Other:
Corporate	1,417	4,328	(468)
Non-Core Businesses	—	—	6,309

Total	$39,497	$39,163	$60,740

        Below is a reconciliation of the Company's Segment EBITDA to operating income (loss) for the years ended December 31, 2003, 2002 and 2001:

	2003	2002	2001
Segment EBITDA (1)	$242,278	$243,388	$158,186
Depreciation of property and equipment (2)	54,874	68,014	74,980
Amortization of intangible assets, goodwill and other (2)	75,765	204,153	676,628
Severance related to separated senior executives	9,372	—	—
Non-cash compensation and non-recurring charges	11,184	10,502	56,679
Provision for severance, closures and restructuring related costs	8,836	49,669	41,477
Other restructuring related costs included in general and administrative expenses (4)	—	—	8,535
(Gain) loss on sale of businesses and other, net	591	7,247	(57,233)

Operating income (loss)	$81,656	$(96,197)	$(642,880)

(1)
Segment EBITDA represents the segments' earnings before interest, taxes, depreciation, amortization and other (income) charges (see Note 3 below). Segment EBITDA is not intended to represent cash flows from operating activities and should not be considered as an alternative to net income or loss (as determined in conformity with generally accepted accounting principles), as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Segment EBITDA is presented herein because the Company's chief operating decision maker evaluates and measures each business unit's performance based on its Segment EBITDA results. PRIMEDIA believes that Segment EBITDA is the most accurate indicator of its segments' results, because it focuses on revenue and operating cost items driven by operating managers' performance, and excludes non-recurring items and items largely outside of operating managers' control. Segment EBITDA may not be available for the Company's discretionary use as there are requirements to redeem preferred stock and repay debt, among other payments. Segment EBITDA as presented may not be comparable to similarly titled measures reported by other companies since not all companies necessarily calculate Segment EBITDA in an identical manner, and therefore, is not necessarily an accurate measure of comparison between companies. Segment EBITDA excludes $8,535 of additional restructuring related costs included in general and administrative expenses for the year ended December 31, 2001.

(2)
Depreciation includes an impairment of long lived assets of $9,739 for the year ended December 31, 2002. Amortization includes an impairment of intangible assets, goodwill and other of $35,253, $143,099 and $427,016 for the years ended December 31, 2003, 2002 and 2001, respectively.

(3)
Other (income) charges include severance related to separated senior executives, non-cash compensation and non-recurring charges, provision for severance, closures and restructuring related costs and (gain) loss on sale of businesses and other, net.

(4)
Includes certain integration costs primarily related to the About merger and other Company-wide integration efforts. These costs principally represent internal personnel costs associated with the consolidation of Company-wide functions as well as fees paid to consultants related to the centralization of certain support functions and implementation of certain standardized technology.

27.    Financial Information For Guarantors of the Company's Debt

        The information that follows presents condensed consolidating financial information as of December 31, 2003 and 2002 and for years ended December 31, 2003, 2002 and 2001 for a) PRIMEDIA Inc. (as the Issuer), b) the guarantor subsidiaries, which are with limited exceptions, the restricted subsidiaries, represent the core PRIMEDIA businesses and exclude investment and other development properties included in the unrestricted category, c) the non-guarantor subsidiaries (primarily representing Internet assets and businesses, new launches and other properties under evaluation for turnaround or shutdown and foreign subsidiaries), which are with limited exceptions the unrestricted subsidiaries, d) elimination entries and e) the Company on a consolidated basis. Certain businesses, which were included as either guarantor or non-guarantor in 2002 have been reclassified in 2003.

        The condensed consolidating financial information includes certain allocations of revenues, expenses, assets and liabilities based on management's best estimates which are not necessarily indicative of financial position, results of operations and cash flows that these entities would have achieved on a stand-alone basis and should be read in conjunction with the consolidated financial statements of the Company. The intercompany balances in the accompanying condensed consolidating financial statements include cash management activities, management fees, cross promotional activities and other intercompany charges between Corporate and the business units and among the business units. The non-guarantor subsidiary results of operations include: internet operations, foreign operations, certain distribution operations, certain start-up magazine businesses, revenues and related expenses derived from the licensing of certain products of guarantor subsidiaries and expenses associated with the cross promotion by the guarantor subsidiaries of the activities of the non-guarantor subsidiaries. The transactions described above are billed, by the Company, at what the Company believes are market rates. All intercompany related activities are eliminated in consolidation.

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
Revenues, net	$—	$1,174,863	$196,738	$(40,070)	$1,331,531
Operating costs and expenses:
Cost of goods sold	—	261,858	35,736	—	297,594
Marketing and selling	—	219,341	50,440	—	269,781
Distribution, circulation and fulfillment	—	169,734	56,253	—	225,987
Editorial	—	97,126	5,964	—	103,090
Other general expenses	113	95,484	111,478	(40,070)	167,005
Corporate administrative expenses (excluding non-cash compensation and non-recurring charges)	18,645	—	7,151	—	25,796
Depreciation of property and equipment	5,039	33,900	15,935	—	54,874
Amortization of intangible assets, goodwill and other	—	64,317	11,448	—	75,765
Severance related to separated senior executives	9,372	—	—	—	9,372
Non-cash compensation and non-recurring charges	11,184	—	—	—	11,184
Provision for severance, closures and restructuring related costs	1,204	7,108	524	—	8,836
(Gain) loss on sale of businesses and other, net	(98)	(17)	706	—	591

Operating income (loss)	(45,459)	226,012	(98,897)	—	81,656
Other income (expense):
Provision for impairment of investments	(8,975)	—	—	—	(8,975)
Interest expense	(119,633)	(4,866)	395	—	(124,104)
Interest on shares subject to mandatory redemption	(21,889)	—	—	—	(21,889)
Amortization of deferred financing charges	716	(4,167)	(11)	—	(3,462)
Equity in income of subsidiaries	70,354	—	—	(70,354)	—
Intercompany management fees and interest	174,672	(172,840)	(1,832)	—	—
Other, net	1,020	(4,429)	387	—	(3,022)

Income (loss) from continuing operations before income tax expense	50,806	39,710	(99,958)	(70,354)	(79,796)
Income tax (expense) benefit	(11,934)	(305)	19	—	(12,220)

Income (loss) from continuing operations	38,872	39,405	(99,939)	(70,354)	(92,016)
Discontinued operations	—	121,022	9,866	—	130,888

Net income (loss)	$38,872	$160,427	$(90,073)	$(70,354)	$38,872

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
December 31, 2003

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
ASSETS
Current assets:
Cash and cash equivalents	$345	$7,668	$672	$—	$8,685
Accounts receivable, net	—	175,144	18,936	—	194,080
Intercompany receivables	1,685,986	402,428	61,271	(2,149,685)	—
Inventories	—	17,417	83	—	17,500
Prepaid expenses and other	5,009	29,865	1,185	—	36,059
Assets held for sale	1,460	28,985	1,434	—	31,879

Total current assets	1,692,800	661,507	83,581	(2,149,685)	288,203
Property and equipment, net	7,065	83,693	20,101	—	110,859
Investment in and advances to subsidiaries	488,986	—	—	(488,986)	—
Other intangible assets, net	—	266,839	1,568	—	268,407
Goodwill	—	871,598	38,936	—	910,534
Other non-current assets	11,477	35,967	10,674	—	58,118

	$2,200,328	$1,919,604	$154,860	$(2,638,671)	$1,636,121

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable	$11,482	$55,724	$11,588	$—	$78,794
Intercompany payables	984,262	534,801	630,622	(2,149,685)	—
Accrued expenses and other	102,372	103,725	12,515	—	218,612
Deferred revenues	1,738	147,375	8,740	—	157,853
Current maturities of long-term debt	16,232	5,963	—	—	22,195
Liabilities of businesses held for sale	—	13,500	2,549	—	16,049

Total current liabilities	1,116,086	861,088	666,014	(2,149,685)	493,503

Long-term debt	1,542,095	20,346	—	—	1,562,441
Shares subject to mandatory redemption	474,559	—	—	—	474,559
Intercompany notes payable	—	2,210,418	753,838	(2,964,256)	—
Deferred revenues	—	33,604	—	—	33,604
Deferred income taxes	61,364	—	—	—	61,364
Other non-current liabilities	19,479	4,497	(71)	—	23,905

Total Liabilities	3,213,583	3,129,953	1,419,781	(5,113,941)	2,649,376

Shareholders' deficiency:
Series J convertible preferred stock	164,533	—	—	—	164,533
Common stock	2,683	—	—	—	2,683
Additional paid-in capital	2,345,152	—	—	—	2,345,152
Accumulated deficit	(3,447,710)	(1,210,343)	(1,264,751)	2,475,094	(3,447,710)
Accumulated other comprehensive loss	(176)	(6)	(170)	176	(176)
Unearned compensation	(175)	—	—	—	(175)
Common stock in treasury, at cost	(77,562)	—	—	—	(77,562)

Total shareholders' deficiency	(1,013,255)	(1,210,349)	(1,264,921)	2,475,270	(1,013,255)

	$2,200,328	$1,919,604	$154,860	$(2,638,671)	$1,636,121

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2003

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
Operating activities:
Net income (loss)	$38,872	$160,427	$(90,073)	$(70,354)	$38,872
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,353	105,582	31,323	—	141,258
Gain on sale of businesses and other, net	(98)	(108,036)	(16,515)	—	(124,649)
Non-cash revenue related to assets-for-equity transactions	—	(284)	—	—	(284)
Equity in losses of equity method investments	1,041	3,215	—	—	4,256
Accretion of discount on acquisition obligation and other	317	3,075	—	—	3,392
Non-cash compensation and non-recurring charges	11,056	128	—	—	11,184
Cumulative effect of a change in accounting principle	—	—	—	—	—
Provision for the impairment of investments	8,975	—	—	—	8,975
Equity in income of subsidiaries	(70,354)	—	—	70,354	—
Intercompany (income) expense	(174,672)	172,840	1,832	—	—
Deferred income taxes	11,864	—	—	—	11,864
Other, net	(42)	183	10	—	151
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable, net	—	(3,188)	4,624	—	1,436
Inventories	—	4,498	834	—	5,332
Prepaid expenses and other	(494)	8,466	7,608	—	15,580
Increase (decrease) in:
Accounts payable	2,892	(24,809)	(2,968)	—	(24,885)
Accrued expenses and other	643	(5,272)	(7,035)	—	(11,664)
Deferred revenues	(4,771)	(6,813)	(1,499)	—	(13,083)
Other non-current liabilities	(2,487)	(1,718)	(344)	—	(4,549)

Net cash provided by (used in) operating activities	(172,905)	308,294	(72,203)	—	63,186

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS (Continued)
For the Year Ended December 31, 2003

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
Investing activities:
Additions to property, equipment and other, net	$(1,416)	$(27,407)	$(10,674)	$—	$(39,497)
Proceeds from sale of businesses and other	99	187,412	26,166	—	213,677
Payments for businesses acquired, net of cash acquired	—	(22,250)	(536)	—	(22,786)
Proceeds from sale of (payments for) other investments, net	695	(1,192)	(1,343)	—	(1,840)

Net cash provided by (used in) investing activities	(622)	136,563	13,613	—	149,554

Financing activities:
Intercompany activity	377,074	(435,581)	58,507	—	—
Borrowings under credit agreements	433,400	—	—	—	433,400
Repayments of borrowings under credit agreements	(514,225)	—	—	—	(514,225)
Payments for repurchases of senior notes	(375,675)	—	—	—	(375,675)
Proceeds from issuances of Senior Notes	300,000	—	—	—	300,000
Proceeds from issuances of common stock	1,182	—	—	—	1,182
Purchases of common stock, for the treasury	(21,822)	—	—	—	(21,822)
Dividends paid to preferred stock shareholders	(33,928)	—	—	—	(33,928)
Deferred financing costs paid	475	(6,706)	(56)	—	(6,287)
Other	2,691	(7,759)	(185)	—	(5,253)

Net cash provided by (used in) financing activities	169,172	(450,046)	58,266	—	(222,608)

Decrease in cash and cash equivalents	(4,355)	(5,189)	(324)	—	(9,868)
Cash and cash equivalents, beginning of year	4,700	12,857	996	—	18,553

Cash and cash equivalents, end of year	$345	$7,668	$672	$—	$8,685

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2002

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
Revenues, net	$584	$1,285,769	$179,574	$(68,287)	$1,397,640
Operating costs and expenses:
Cost of goods sold	1,349	293,615	83,498	(68,287)	310,175
Marketing and selling	28	221,314	74,892	—	296,234
Distribution, circulation and fulfillment	—	165,965	66,855	—	232,820
Editorial	—	87,730	26,515	—	114,245
Other general expenses	1,020	120,830	48,031	—	169,881
Corporate administrative expenses (excluding non-cash compensation and non-recurring charges)	21,202	—	9,695	—	30,897
Depreciation of property and equipment	2,678	47,921	17,415	—	68,014
Amortization of intangible assets, goodwill and other	889	173,248	30,016	—	204,153
Non-cash compensation and non-recurring charges	11,624	991	(2,113)	—	10,502
Provision for severance, closures and restructuring related costs	34,889	12,187	2,593	—	49,669
(Gain) loss on sale of businesses and other, net	(1,430)	12,426	(3,749)	—	7,247

Operating income (loss)	(71,665)	149,542	(174,074)	—	(96,197)
Other income (expense):
Provision for impairment of investments	(14,252)	—	(4,793)	—	(19,045)
Interest expense	(136,519)	(3,156)	(182)	—	(139,857)
Amortization of deferred financing costs	(786)	(2,659)	(24)	—	(3,469)
Equity in losses of subsidiaries	(517,173)	—	—	517,173	—
Intercompany management fees and interest	183,161	(183,161)	—	—	—
Other, net	6,051	714	(1,753)	—	5,012

Loss from continuing operations before income tax expense	(551,183)	(38,720)	(180,826)	517,173	(253,556)
Income tax (expense) benefit	(48,240)	1,923	(39)	—	(46,356)

Loss from continuing operations	(599,423)	(36,797)	(180,865)	517,173	(299,912)
Discontinued operations	—	110,419	(21,422)	—	88,997
Cumulative effect of a change in accounting principle	—	(367,927)	(20,581)	—	(388,508)

Net loss	$(599,423)	$(294,305)	$(222,868)	$517,173	$(599,423)

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
December 31, 2002

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
ASSETS
Current assets:
Cash and cash equivalents	$4,700	$12,857	$996	$—	$18,553
Accounts receivable, net	622	197,476	21,079	—	219,177
Intercompany receivables	1,542,122	655,911	(37,955)	(2,160,078)	—
Inventories	—	23,460	861	—	24,321
Prepaid expenses and other	5,979	29,982	6,659	—	42,620

Total current assets	1,553,423	919,686	(8,360)	(2,160,078)	304,671
Property and equipment, net	10,578	81,274	36,098	—	127,950
Investment in and advances to subsidiaries	582,781	—	—	(582,781)	—
Other intangible assets, net	—	341,276	9,745	—	351,021
Goodwill	(6,076)	934,812	43,803	—	972,539
Other non-current assets	19,554	54,396	5,422	67	79,439

	$2,160,260	$2,331,444	$86,708	$(2,742,792)	$1,835,620

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable	$8,591	$84,617	$16,703	$—	$109,911
Intercompany payables	825,616	889,613	444,782	(2,160,011)	—
Accrued expenses and other	120,504	110,706	19,048	—	250,258
Deferred revenues	2,067	166,782	16,272	—	185,121
Current maturities of long-term debt	4,163	3,498	—	—	7,661

Total current liabilities	960,941	1,255,216	496,805	(2,160,011)	552,951

Long-term debt	1,706,743	20,934	—	—	1,727,677
Intercompany notes payable	—	2,365,640	764,384	(3,130,024)	—
Deferred revenues	—	41,466	—	—	41,466
Deferred income taxes	49,500	—	—	—	49,500
Other non-current liabilities	2,409	20,577	373	—	23,359

Total Liabilities	2,719,593	3,703,833	1,261,562	(5,290,035)	2,394,953

Exchangeable preferred stock	484,465	—	—	—	484,465

Shareholders' deficiency:
Series J convertible preferred stock	145,351	—	—	—	145,351
Common stock	2,675	—	—	—	2,675
Additional paid-in capital	2,336,091	—	—	—	2,336,091
Accumulated deficit	(3,445,083)	(1,372,317)	(1,174,679)	2,546,996	(3,445,083)
Accumulated other comprehensive loss	(247)	(72)	(175)	247	(247)
Unearned compensation	(4,730)	—	—	—	(4,730)
Common stock in treasury, at cost	(77,855)	—	—	—	(77,855)

Total shareholders' deficiency	(1,043,798)	(1,372,389)	(1,174,854)	2,547,243	(1,043,798)

	$2,160,260	$2,331,444	$86,708	$(2,742,792)	$1,835,620

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2002

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
Operating activities:
Net loss	$(599,423)	$(294,305)	$(222,868)	$517,173	$(599,423)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,353	235,120	62,597	—	302,070
Gain on sale of businesses and other, net	(1,430)	(94,531)	(8,241)	—	(104,202)
Non-cash revenue related to assets-for-equity transactions	—	(4,547)	(3,023)	—	(7,570)
Equity in losses of equity method investments	4,561	1,585	—	—	6,146
Accretion of discount on acquisition obligation and other	1,371	1,220	—	—	2,591
Non-cash compensation and non-recurring charges	14,385	990	3,206	—	18,581
Cumulative effect of a change in accounting principle	—	367,927	20,581	—	388,508
Provision for the impairment of investments	14,252	—	4,979	—	19,231
Equity in losses of subsidiaries	517,173	—	—	(517,173)	—
Intercompany (income) expense	(183,161)	183,161	—	—	—
Deferred income taxes	49,500	—	—	—	49,500
Other, net	(8,679)	(1,487)	1,127	—	(9,039)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable, net	(1,272)	38,785	5,649	—	43,162
Inventories	—	8,047	779	—	8,826
Prepaid expenses and other	4,963	4,663	1,884	—	11,510
Increase (decrease) in:
Accounts payable	6,097	(34,287)	(5,640)	—	(33,830)
Accrued expenses and other	18,076	(9,251)	(27,918)	—	(19,093)
Deferred revenues	(40,285)	(8,448)	32,086	—	(16,647)
Other non-current liabilities	(2,410)	(4,818)	(2,812)	—	(10,040)

Net cash provided by (used in) operating activities	(201,929)	389,824	(137,614)	—	50,281

Investing activities:
Additions to property, equipment and other, net	(8,610)	(17,712)	(12,841)	—	(39,163)
Proceeds from sale of businesses and other	420	236,980	4,464	—	241,864
Payments for businesses acquired, net of cash acquired	—	(3,544)	(425)	—	(3,969)
Payments for other investments, net	(954)	(2,995)	—	—	(3,949)

Net cash provided by (used in) investing activities	(9,144)	212,729	(8,802)	—	194,783

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS (Continued)
For the Year Ended December 31, 2002

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
Financing activities:
Intercompany activity	$454,380	$(598,720)	$144,340	$—	$—
Borrowings under credit agreements	501,765	—	—	—	501,765
Repayments of borrowings under credit agreements	(644,909)	—	—	—	(644,909)
Payments for repurchases of senior notes	(64,437)	—	—	—	(64,437)
Proceeds from issuances of common stock, net	1,435	—	—	—	1,435
Dividends paid to preferred stock shareholders	(49,806)	—	—	—	(49,806)
Deferred financing costs paid	(108)	—	—	—	(108)
Other	(25)	(4,233)	219	—	(4,039)

Net cash provided by (used in) financing activities	198,295	(602,953)	144,559	—	(260,099)

Decrease in cash and cash equivalents	(12,778)	(400)	(1,857)	—	(15,035)
Cash and cash equivalents, beginning of year	17,478	13,257	2,853	—	33,588

Cash and cash equivalents, end of year	$4,700	$12,857	$996	$—	$18,553

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2001

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
Revenues, net	$—	$1,195,192	$233,786	$(68,368)	$1,360,610
Operating costs and expenses:
Cost of goods sold	—	284,957	105,239	(68,157)	322,039
Marketing and selling	80	252,584	93,855	—	346,519
Distribution, circulation and fulfillment	—	131,366	78,578	—	209,944
Editorial	—	87,867	31,805	—	119,672
Other general expenses	131	119,978	60,579	—	180,688
Corporate administrative expenses (excluding non-cash compensation and non-recurring charges)	29,226	1,182	1,900	(211)	32,097
Depreciation of property and equipment	2,108	40,454	32,418	—	74,980
Amortization of intangible assets, goodwill and other	509	150,065	526,054	—	676,628
Non-cash compensation and non-recurring charges	30,199	—	26,480	—	56,679
Provision for severance, closures and restructuring related costs	14,201	7,592	19,684	—	41,477
(Gain) loss on sale of businesses and other, net	(9,218)	(48,848)	833	—	(57,233)

Operating income (loss)	(67,236)	167,995	(743,639)	—	(642,880)
Other income (expense):
Provision for impairment of investments	(93,869)	—	(12,331)	—	(106,200)
Interest expense	(142,223)	(3,303)	(40)	—	(145,566)
Amortization of deferred financing costs	(603)	(10,205)	(139)	—	(10,947)
Equity in losses of subsidiaries	(855,146)	—	—	855,146	—
Intercompany management fees and interest	215,896	(215,896)	—	—	—
Other, net	(34,005)	14,716	(15,871)	—	(35,160)

Loss from continuing operations before income tax expense	(977,186)	(46,693)	(772,020)	855,146	(940,753)
Income tax expense	(134,455)	(386)	(159)	—	(135,000)

Loss from continuing operations	(1,111,641)	(47,079)	(772,179)	855,146	(1,075,753)
Discontinued operations	—	13,894	(49,782)	—	(35,888)

Net loss	$(1,111,641)	$(33,185)	$(821,961)	$855,146	$(1,111,641)

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2001

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
Operating activities:
Net loss	$(1,111,641)	$(33,185)	$(821,961)	$855,146	$(1,111,641)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,220	216,051	587,697	—	806,968
Loss (gain) on sale of businesses and other, net	(9,218)	(53,926)	5,911	—	(57,233)
Non-cash revenue related to assets-for-equity transactions	—	(35,092)	(18,658)	—	(53,750)
Equity in losses of equity method investments	37,015	732	2,014	—	39,761
Accretion of discount on acquisition obligation and other	660	997	—	—	1,657
Non-cash compensation and non-recurring charges	28,125	—	1,503	—	29,628
Provision for the impairment of investments	93,869	—	12,643	—	106,512
Equity in losses of subsidiaries	855,146	—	—	(855,146)	—
Intercompany (income) expense	(215,896)	215,896	—	—	—
Deferred income taxes	135,000	—	—	—	135,000
Other, net	—	(2,008)	8,874	—	6,866
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable, net	(921)	31,492	20,305	—	50,876
Inventories	—	4,125	5,678	—	9,803
Prepaid expenses and other	(35,531)	1,707	27,762	—	(6,062)
Increase (decrease) in:		—	—
Accounts payable	(5,043)	(13,849)	(5,223)	—	(24,115)
Accrued expenses and other	19,366	(19,651)	(20,828)	—	(21,113)
Deferred revenues	(30)	(6,483)	(6,329)	—	(12,842)
Other non-current liabilities	146	(25,818)	24,009	—	(1,663)

Net cash provided by (used in) operating activities	(205,733)	280,988	(176,603)	—	(101,348)

Investing activities:
Additions to property, equipment and other, net	(2,140)	(29,555)	(29,045)	—	(60,740)
Proceeds from sales of businesses and other, net	6,557	82,871	985	—	90,413
Payments for businesses acquired, net of cash acquired	10,000	(543,930)	108,082	—	(425,848)
Payments for other investments, net	(12,672)	(1,560)	3,350	—	(10,882)

Net cash provided by (used in) investing activities	1,745	(492,174)	83,372	—	(407,057)

PRIMEDIA INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS (Continued)
For the Year Ended December 31, 2001

	PRIMEDIA Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	PRIMEDIA Inc. and Subsidiaries
Financing activities:
Intercompany activity	$(328,583)	$233,590	$94,993	$—	$—
Borrowings under credit agreements	1,474,600	—	—	—	1,474,600
Repayments of borrowings under credit agreements	(1,620,725)	—	—	—	(1,620,725)
Proceeds from issuance of Senior Notes, net	492,685	—	—	—	492,685
Payments of acquisition obligation	(3,310)	(5,523)	—	—	(8,833)
Proceeds from issuances of common stock and Series K Convertible	—	—	—	—
Preferred Stock, net	130,202	—	97	—	130,299
Proceeds from issuance of Series J Convertible Preferred Stock and related warrants	124,649	—	—	—	124,649
Dividends paid to preferred stock shareholders	(53,060)	—	—	—	(53,060)
Deferred financing costs paid	(370)	(17,518)	—	—	(17,888)
Other	(158)	(3,199)	(67)	—	(3,424)

Net cash provided by financing activities	215,930	207,350	95,023	—	518,303

Increase (decrease) in cash and cash equivalents	11,942	(3,836)	1,792	—	9,898
Cash and cash equivalents, beginning of year	5,536	17,093	1,061	—	23,690

Cash and cash equivalents, end of year	$17,478	$13,257	$2,853	$—	$33,588

28.    Subsequent Events

Discontinued Operations

        For operations discontinued in 2004, refer to Note 4.

$175,000 Senior Floating Rate Notes Due 2010 and Term Loan C Credit Facility Offerings

        On May 14, 2004, the Company issued $175,000 principal amount of Senior Floating Rate Notes Due 2010 (the "Senior Floating Rate Notes"), and entered into a new $100,000 term loan C credit facility with a maturity date of December 31, 2009. The Senior Floating Rate Notes bear interest equal to the three-month LIBOR plus 5.375% per year and, at the Company's option, the term loan C bears interest at three-month LIBOR plus 4.375% per year. The Company applied the combined net proceeds from the Senior Floating Rate Notes offering and the term loan C to prepay $30,000 of outstanding term loan A commitments and $120,000 of term loan B commitments, with the remainder used to temporarily pay down all outstanding advances under the revolving credit facility. The purpose of these borrowings was to provide the ability to redeem the Company's Series J Convertible Preferred Stock (see below).

Offering and Amendment to the Company's Bank Credit Facilities

        On April 29, 2004, in connection with the offering of the Senior Floating Rate Notes, the Company entered into an amendment to its bank credit facilities that changed the terms of certain of the Company's financial covenants and repayment obligations. The maximum allowable debt leverage ratio, as defined in the bank credit facilities, was amended to 6.25 to 1 through September 30, 2005 and decreases to 6.00 to 1, 5.75 to 1, 5.50 to 1, 5.25 to 1, 5.00 to 1, 4.75 to 1, and 4.50 to 1 on October 1, 2005, July 1, 2006, October 1, 2006, April 1, 2007, October 1, 2007, April 1, 2008 and July 1, 2008, respectively. The amendment to the bank credit facilities also set the minimum interest coverage ratio, as defined in the bank credit facilities, at 2.25 to 1 through maturity. The minimum fixed charge coverage ratio, as defined, remains unchanged at 1.05 to 1 through maturity. As of June 30, 2004, the Company is in compliance with all of the financial and operating covenants of its financing arrangements.

        With the exception of the term loan B and the term loan C, the amounts borrowed bear interest, at the Company's option, at either the base rate plus an applicable margin ranging from 0.125% to 1.5% or LIBOR plus an applicable margin ranging from 1.125% to 2.5%. The term loan B bears interest at the base rate plus 1.75% or LIBOR plus 2.75%. The term loan C bears interest at the base rate plus 3.375% or LIBOR plus 4.375%. At December 31, 2003, the weighted average variable interest rate on all outstanding borrowings under the bank credit facilities was 3.6%.

Series J Convertible Preferred Stock Redemption

        On July 7, 2004, the Company redeemed all of its outstanding Series J Convertible Preferred Stock, representing an aggregate of 1,424,306 shares for approximately $178,000, using cash on hand of approximately $33,000 and approximately $145,000 of advances under its revolving credit facility.

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  Exhibit 99.4
  ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
PRIMEDIA INC. AND SUBSIDIARIES Statements of Consolidated Operations (dollars in thousands, except per share amounts)
PRIMEDIA INC. AND SUBSIDIARIES Consolidated Balance Sheets (dollars in thousands, except per share amounts)
PRIMEDIA INC. AND SUBSIDIARIES Statements of Consolidated Cash Flows (dollars in thousands)
PRIMEDIA INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements (dollars in thousands, except per share amounts)
PRIMEDIA INC. AND SUBSIDIARIES CONSOLIDATING STATEMENT OF OPERATIONS For the Year Ended December 31, 2003
PRIMEDIA INC. AND SUBSIDIARIES CONSOLIDATING BALANCE SHEET December 31, 2003
PRIMEDIA INC. AND SUBSIDIARIES CONSOLIDATING STATEMENT OF CASH FLOWS For the Year Ended December 31, 2003
PRIMEDIA INC. AND SUBSIDIARIES CONSOLIDATING STATEMENT OF CASH FLOWS (Continued) For the Year Ended December 31, 2003
PRIMEDIA INC. AND SUBSIDIARIES CONSOLIDATING STATEMENT OF OPERATIONS For the Year Ended December 31, 2002
PRIMEDIA INC. AND SUBSIDIARIES CONSOLIDATING BALANCE SHEET December 31, 2002
PRIMEDIA INC. AND SUBSIDIARIES CONSOLIDATING STATEMENT OF CASH FLOWS For the Year Ended December 31, 2002
PRIMEDIA INC. AND SUBSIDIARIES CONSOLIDATING STATEMENT OF OPERATIONS For the Year Ended December 31, 2001
PRIMEDIA INC. AND SUBSIDIARIES CONSOLIDATING STATEMENT OF CASH FLOWS For the Year Ended December 31, 2001